UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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FNB UNITED CORP.
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FNB UNITED CORP.
150 South Fayetteville Street
Asheboro, North Carolina 27203

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on June 20, 2013

Notice is hereby given that the Annual Meeting of Shareholders of FNB United Corp., or FNB, will be held on June 20, 2013 at 3:00 p.m., Eastern Time at the Pinewood Country Club, 247 Pinewood Road, Asheboro, North Carolina 27205. The following proposals and other business will be considered and conducted at the meeting:

1.	To elect the following directors to the following classes and terms:

Class III Directors with three-year term expiring at the FNB Annual Meeting in 2016:

John J. Bresnan
Robert L. Reid
Jerry R. Licari
H. Ray McKenney, Jr.

Class II Director with two-year term expiring at the FNB Annual Meeting in 2015:

T. Gray McCaskill

2.	To approve an amendment to FNB's Amended and Restated Bylaws to eliminate the classified structure of the Board of Directors.

3.	To approve an amendment to FNB's Articles of Incorporation to change the company's name to CommunityOne Bancorp.

4.	To approve amendments to the FNB United Corp. 2012 Incentive Plan.

5.	To ratify the appointment of Dixon Hughes Goodman LLP as FNB’s independent registered public accounting firm for 2013.

6.	To approve a non-binding, advisory proposal on the compensation of FNB’s executive officers; and

7.	To transact such other business as may properly come before the meeting or any adjournment of the meeting.

Only shareholders of record at the close of business on May 3, 2013 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.
By Order of the Board of Directors

Beth S. DeSimone, Secretary
_______________ __, 2013

IMPORTANT
YOUR VOTE IS IMPORTANT. IN ORDER TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED IN THIS PROXY STATEMENT, FOR THE AMENDMENT TO FNB'S AMENDED AND RESTATED BYLAWS TO ELIMINATE THE CLASSIFIED STRUCTURE OF THE BOARD OF DIRECTORS; FOR THE AMENDMENT TO FNB'S ARTICLES OF INCORPORATION TO CHANGE FNB'S NAME TO COMMUNITYONE BANCORP; FOR THE AMENDMENTS TO THE FNB UNITED CORP. 2012 INCENTIVE PLAN; FOR THE RATIFICATION OF THE SELECTION OF DIXON HUGHES GOODMAN LLP AS FNB'S INDEPENDENT REGISTERED ACCOUNTING FIRM FOR FISCAL YEAR 2013; AND FOR THE NON-BINDING, ADVISORY PROPOSAL ON THE COMPENSATION OF FNB'S EXECUTIVE OFFICERS.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
PROXY MATERIALS FOR THE 2013 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 20, 2013
FNB’s Proxy Statement for the 2013 Annual Meeting of Shareholders, and FNB’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, are available at http:/www.community1.com.

IMPORTANT NOTICE REGARDING DELIVERY OF SECURITY HOLDER DOCUMENTS
The Securities and Exchange Commission (“SEC”) has adopted rules that permit companies and intermediaries such as brokers to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process is commonly referred to as “householding.”
FNB has implemented “householding” in an effort to reduce the number of duplicate mailings to the same address. Under the householding process, only one proxy statement will be delivered to multiple shareholders sharing an address, unless FNB has received contrary instructions from one or more of the shareholders. This process benefits both shareholders and FNB, because it eliminates unnecessary mailings delivered to your home and helps to reduce FNB's expenses. “Householding” is not being used, however, if FNB has received specific instructions from one or more of the shareholders sharing an address indicating that they desire to receive multiple copies of the proxy statement. If your household has received only one annual report and one proxy statement, FNB will deliver promptly a separate copy of the annual report and the proxy statement to any shareholder who contacts FNB Investor Relations department at: FNB United Corp., Attention: Investor Relations, P O Box 1328, Asheboro, North Carolina 27204, by calling 336-626-8300 or by accessing FNB's Investor Relations page on its corporate web site at www.community1.com. Please note, however, that if you also hold shares of FNB in “street name” (e.g., in a brokerage account or retirement plan account) you may continue to receive duplicate mailings.
Each proxy card should be signed, dated and returned in the enclosed self-addressed envelope. If your household has received multiple copies of FNB's annual report and proxy statement, you can request the delivery of single copies in the future by contacting FNB, as instructed above, or your broker, if you hold the shares in “street name.”

TABLE OF CONTENTS

Meeting Information	—
Beneficial Owners of FNB Common Stock	—
Proposals to be Considered at the Annual Meeting	—
FNB Corporate Governance	—
FNB Executive Officers	—
Compensation Discussion and Analysis	—
Report of the Compensation and Nominating Committee	—
Payments Upon Termination or Change in Control	—
Report of the Audit Committee	—
Future Shareholder Proposals	—
Other Matters	—

MEETING INFORMATION

Date, Time and Place of the FNB Annual Meeting
The Annual Meeting will be held on June 20, 2013, at 3:00 p.m., Eastern Time, at the Pinewood Country Club, 247 Pinewood Road, Asheboro, North Carolina 27205. The principal executive offices of FNB are located at 150 South Fayetteville Street, Asheboro, North Carolina 27203.
This Proxy Statement, the Notice of 2013 Annual Meeting of Shareholders, the form proxy card and the 2012 Annual Report on Form 10-K, which includes audited financial statements and financial statement schedules, are first being made available to shareholders on or about May 15, 2013.
Record Date; Voting Rights
The securities that can be voted at the Annual Meeting consist of shares of common stock of FNB, no par value per share (“Common Stock”), with each share entitling its owner to one vote on all matters. Only holders of the Common Stock at the close of business on May 3, 2013 (“Record Date”) will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, [INSERT] shares of Common Stock were issued and outstanding and entitled to vote at the Annual Meeting.
A quorum is required for the transaction of business at the Annual Meeting. A “quorum” is the presence at the meeting, in person or represented by proxy, of the holders of the majority of the outstanding shares of Common Stock. Abstentions and broker nonvotes will be counted as present and entitled to vote for purposes of determining a quorum.
The director nominees will be elected by a plurality of the votes cast at the Annual Meeting. “Plurality” means that the nominees receiving the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting. Abstentions and broker nonvotes will not affect the election results if a quorum is present. Each of the amendment to FNB's amended and restated Bylaws to eliminate the classified structure of the FNB Board of Directors (the “Board”), the amendment to FNB's Articles of Incorporation to change the company's name to CommunityOne Bancorp, the amendments to the FNB United Corp. 2012 Incentive Plan; the ratification of the selection of Dixon Hughes Goodman LLP as FNB's independent registered public accounting firm for fiscal year 2013 and the non-binding advisory proposal on the compensation of FNB's executive officers will be approved if the number of votes cast in favor of each proposal exceeds the number of votes cast against the proposal. Abstentions and broker nonvotes, as well as the failure to return a signed proxy card assuming a quorum is present, will not affect the outcome of any proposal voted on at the 2013 Annual Meeting.

Voting of Proxies
If the appropriate enclosed form of proxy is properly executed and returned to FNB in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked on the proxy. Executed but unmarked proxies will be voted “FOR” the director nominees proposed by the Board who are presented in this Proxy Statement; “FOR” the amendment to FNB's Amended and Restated Bylaws to eliminate the classified structure of the Board; “FOR” the amendment to FNB's Articles of Incorporation to change the company's name to CommunityOne Bancorp; “FOR” the amendments to the FNB United Corp. 2012 Incentive Plan; “FOR” the ratification of the selection of Dixon Hughes Goodman LLP as FNB's independent registered public accounting firm for fiscal year 2013; and “FOR” the non-binding advisory proposal on the compensation of FNB's executive officers. Only shares affirmatively voted for the approval of the proposals to be considered at the Annual Meeting or properly executed proxies that do not contain voting instructions will be counted as favorable votes for the proposals. Under NASDAQ rules, your broker or bank does not have discretionary authority to vote your shares of Common Stock on any of the proposals other than the ratification of the independent registered public accounting firm proposal. To avoid a broker nonvote, you must provide voting instructions to your broker, bank or other nominee by following the instructions provided to you.
How to Vote
If you own shares of Common Stock in your own name, you are an “owner of record.” This means that you may use the enclosed proxy card(s) to tell the persons named as proxies how to vote your shares of Common Stock. An owner of record has four voting options:
Internet. You can vote over the Internet by accessing the website shown on your proxy card and following the instructions on the website. Internet voting is available 24 hours a day. Have your proxy card in hand when you access the web site and follow the instructions to vote.
Telephone. You can vote by telephone by calling the toll-free number shown on your proxy card. Telephone voting is available 24 hours a day.
Mail. You can vote by mail by completing, signing, dating and mailing your proxy card(s) in the postage-paid envelope included with this document.
In Person. You may attend the Annual Meeting and cast your vote in person. The Board recommends that you vote by proxy even if you plan to attend the Annual Meeting.
If you hold your shares of Common Stock in “street name” through a broker, bank or other nominee, you must provide the record holder of your shares with instructions on how to vote the shares. Please follow the voting instructions provided by the broker or bank. You may not vote shares held in street name by returning a proxy card directly to FNB or by voting in person at the Annual Meeting unless you provide a “legal proxy,” which you must obtain from your broker, bank or other nominee. Further, brokers, banks or other nominees who hold shares of Common Stock on behalf of their customers may not give a proxy to FNB to vote those shares with respect to any of the proposals, other than the proposal to ratify the appointment of FNB's independent registered public accounting firm, without specific instructions from their customers, as under NASDAQ rules, brokers, banks and other nominees do not have discretionary voting power on these matters.
Directing the voting of your FNB shares will not affect your right to vote in person if you decide to attend the Annual Meeting.
Revoking Your Proxy
You may revoke your proxy at any time after you give it, and before it is voted, in one of the following ways:
•by notifying FNB's Secretary that you are revoking your proxy by written notice that bears a date later than the date of the proxy and that FNB receives prior to the Annual Meeting;
•by signing another FNB proxy card bearing a later date and mailing it so that FNB receives it prior to the Annual Meeting;
•by voting again using the telephone or Internet voting procedures; or
•by attending the Annual Meeting and voting in person, although attendance at the Annual Meeting alone will not, by itself, revoke a proxy.
If your broker, bank or other nominee holds your shares in street name, you will need to contact your broker, bank or other nominee to revoke your voting instructions.
Except for procedural matters incident to the conduct of the Annual Meeting, FNB does not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by the proxies in their discretion on such matters as recommended by a majority of the Board.
Proxy Solicitations
FNB will pay the costs of the Annual Meeting and the solicitation of proxies. Solicitation of proxies may be made in person or by mail or telephone by directors, officers and regular employees of FNB or CommunityOne without receiving additional compensation. FNB may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of Common Stock held of record by such person, and FNB will reimburse such forwarding expenses.

BENEFICIAL OWNERS OF FNB COMMON STOCK
Under Section 13(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), a beneficial owner of a security is any person who directly or indirectly has or shares voting power or investment power over such security. Such beneficial owner under this definition need not enjoy the economic benefit of such securities. The following are the only shareholders known to FNB to be deemed a beneficial owner of 5% or more of FNB common stock as of May 3, 2013.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Carlyle Financial Services Harbor, L.P. (1) Cayman Islands c/o The Carlyle Group 1001 Pennsylvania Avenue, N.W. Suite 220 South Washington, DC 20004-2505	4,930,313	23.4%
Oak Hill Capital Partners III, L.P. (2) Cayman Islands Oak Hill Capital Management Partners III, L.P. c/o Oak Hill Capital Management, LLC 65 East 55th Street, 32nd Floor New York, NY 10022	4,930,314	23.4%
The U.S. Department of the Treasury (3) 1500 Pennsylvania Avenue, NW Washington, DC 20220	1,107,626	5.2%

(1)
Based on information reported on Schedule 13D filed with the SEC on October 31, 2011, DBD Cayman Holdings, Ltd. is the sole shareholder of DBD Cayman, Ltd., which is the general partner of TCG Holdings Cayman II L.P., which is the general partner of TC Group Cayman Investment Holdings, L.P., which is the sole shareholder of Carlyle Financial Services, Ltd., which is the general partner of TCG Financial Services, L.P., which is the general partner of Carlyle Financial Services Harbor, L.P. The shares of Common Stock are held directly by Carlyle Financial Services Harbor, L.P. William E. Conway, Jr., Daniel A. D'Aniello and David M. Rubenstein are the ordinary members as well as the directors of DBD Cayman Holding, Ltd., and in such capacities, may be deemed to share the beneficial ownership of the shares of Common Stock owned by DBD Cayman, Ltd. William E. Conway., Jr., Daniel A. D'Aniello, David M. Rubenstein and Glenn Youngkin are the directors of Carlyle Financial Services, Ltd. and, in such capacity, may be deemed to share beneficial ownership of the shares of Common Stock beneficially owned by Carlyle Financial Services, Ltd.

(2)
Based on information reported on Schedule 13D filed with the SEC on October 31, 2011, the general partner of Oak Hill Capital Partners III, L.P. and Oak Hill Capital Management Partners III, L.P. (together the “Oak Hill Funds”) is OHCP GenPar III, L.P., a Cayman Islands limited partnership.  The general partner of OHCP GenPar III, L.P. is OHCP MGP Partners III, L.P., a Cayman Islands limited partnership.  The general partner of OHCP MGP Partners III, L.P. is OHCP MGP III, Ltd., a Cayman Islands company.  J. Taylor Crandall, Steven Gruber and Denis Nayden are the directors of OHCP MGP III, Ltd.  J. Taylor Crandall, Steven Gruber, Denis Nayden, John Fant, Kevin Levy, Ray Pinson, Shawn Hessing and John Monsky are the executive officers of OHCP MGP III, Ltd. Each of Messrs. Crandall, Gruber, Nayden, Fant, Levy, Pinson, Hessing and Monsky expressly disclaims beneficial ownership of the shares of Common Stock referred to herein.

(3)	Includes 1,085,554 shares of Common Stock issued on October 21, 2011, and 22,072 shares of Common Stock issuable upon warrant exercise.
The following table sets forth, as of May 3, 2013, the amount and percentage of our Common Stock beneficially owned by each director, each nominee for director and each of the Named Executive Officers (as defined below) of FNB, as well as the directors and executive officers of FNB as a group. Unless otherwise indicated, all persons listed below have sole voting and investment power of all shares of Common Stock. The business address of each of FNB's directors and executive officers is 150 S. Fayetteville Street, Asheboro, NC 27203.

Name	Shares of Common Stock Beneficially Owned	Percent Owned
Austin A. Adams	9,375	*
John J. Bresnan (1)	4,930,413	23.4
Scott B. Kauffman (2)	4,930,414	23.4
David C. Lavoie	6,250	*
Jerry R. Licari	9,375	*
J. Chandler Martin	9,375	*
Angus M. McBryde, III (3)	25,099	*
T. Gray McCaskill	0	*
Herschel Ray McKenney, Jr. (4)	9,375	*
Gregory P. Murphy (5)	29,980	*
R. Reynolds Neely, Jr. (6)	829	*
Robert L. Reid (7)	45,510	*
Louis A. “Jerry” Schmitt	9,375	*
Brian E. Simpson (8)	46,634	*
Boyd Cecil Wilson, Jr. (9)	6,427	*
Beth S. DeSimone (10)	17,969	*
David L. Nielsen (11)	44,776	*

(1)
Includes 4,930,313 shares held by Carlyle Financial Services Harbor L.P. Mr. Bresnan was a Managing Director of the The Carlyle Group and thus may be considered to have beneficial ownership of the shares held by Carlyle Financial Services Harbor L.P. Mr. Bresnan disclaims beneficial ownership of all such shares except to the extent of his pecuniary interest therein.

(2)
Includes 4,930,314 shares held by Oak Hill Capital Partners III, L.P. Mr. Kauffman is a principal of Oak Hill Capital Management, LLC, the adviser of the Oak Hill Funds, and disclaims beneficial ownership of the shares of Common Stock owned by the Oak Hill Funds.

(3)	Includes 15,723 shares of unvested, long-term restricted stock granted on December 28, 2012.

(4)	Includes shares held through a corporation.

(5)	Includes 11,230 shares of unvested, long-term restricted stock granted on December 28, 2012.

(6)	Includes 309 shares held by his spouse and other family members.

(7)	Includes 21,338 shares of unvested, long-term restricted stock granted on December 28, 2012.

(8)	Includes 22,461 shares of unvested, long-term restricted stock granted on December 28, 2012.

(9)	Includes 39 shares held by his spouse.

(10)	Includes 17,969 shares of unvested, long-term restricted stock granted on December 28, 2012.

(11)	Includes 21,338 shares of unvested, long-term restricted stock granted on December 28, 2012.
* Less than 1% of the outstanding Common Stock.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires FNB's directors and executive officers, and persons who own more than 10% of FNB's stock, to report to the SEC certain of their transactions with respect to the Common Stock. The SEC reporting rules require that changes in beneficial ownership generally be reported on Form 4 within two business days after the date on which the change occurs. A Form 3 to report stock holdings in FNB must be filed within ten days of when a director, executive officer or person who owns more than 10% of FNB's stock becomes subject to Section 16(a) of the Exchange Act.
Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2012 all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were filed in a timely manner, except for one filing relating to the sale of shares by H. Ray McKenney, Jr., which was filed late due to administrative error.

PROPOSALS TO BE CONSIDERED AT THE ANNUAL MEETING
 Proposal 1: Election of Directors
The Bylaws of FNB provide that the number of directors cannot be less than nine nor more than 25, with the exact number of directors within such maximum and minimum limits to be fixed and determined from time to time by resolution adopted by a majority of the full Board or by resolution of the shareholders at any annual or special meeting. The Board has set the total number of directors at 11, all of whom either will be elected at the FNB Annual Meeting or were previously elected and will remain in office after that meeting.
The Board is divided into three classes: Class I, Class II and Class III. In accordance with this classification, the members of Class III of the Board are to be elected at this Annual Meeting. Each of these nominees is at present a member of the Board. In addition, the Board has nominated T. Gray McCaskill to be elected at this Annual Meeting in place of R. Reynolds Neely, Jr., a Class II director who is retiring from the Board and becoming a Director Emeritus. It is intended that the person named in the accompanying form of proxy will vote for the five nominees listed below for directors of FNB unless authority to vote is withheld. Except as described below under Proposal 2, each director will serve for the terms set forth below, or until their successors are elected and qualify. Directors are elected by a plurality of the votes cast. “Plurality” means that the nominees receiving the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting. Abstentions and broker nonvotes will not affect the election results if a quorum is present.
The following information is furnished with respect to the nominees for election as Class III directors of FNB; for Mr. McCaskill, the nominee for a Class II director in place of Mr. Neely, whose term expires with the Class II directors at the annual meeting occurring in 2015; and for the directors in Classes I and II whose terms expire at the Annual Meetings occurring in 2014 and 2015, respectively.
In the event that any nominee should not be available to serve for any reason (which is not anticipated), it is intended that the person acting under the proxy will vote for the election, in his or her stead, of such substitute nominee as may be designated by the Compensation and Nominating Committee and approved by the Board.
Recommendation of the Board
The Board recommends a vote “FOR” the nominees named below:
Nominees for Class III Directors with Terms Expiring at the Annual Meeting in 2016
John J. Bresnan, 64, has been a director of FNB and its subsidiary banks since October 21, 2011. He serves on both the Strategic Planning Committee and the Compensation and Nominating Committee. He currently is the Managing Director of South of Broad Financial, LLC, Charleston, South Carolina. He retired from his role as Managing Director with The Carlyle Group in May 2012, where he served as the Chief Risk Officer to Carlyle's Investment Grade Opportunity group as well as Senior Adviser to Carlyle's Global Financial Services group. Prior to joining Carlyle in 2009, Mr. Bresnan worked at Wachovia Corporation from 1995 to 2009, where he was Managing Director, Head of Global Markets Capital Management. Mr. Bresnan also spent 25 years on Wall Street, including 13 years with Lehman Brothers, where he was the Managing Director responsible for Credit. Mr. Bresnan's expertise in the financial services, investment and transactional areas allow him to bring relevant insight and strategic outlook into our operations and business plans.
Jerry R. Licari, 66, has been a director of FNB and its subsidiary banks since October 21, 2011. He is Chair of the Audit Committee and serves on the Enforcement Compliance Committee. He is currently Partner of Uncle Maddio's of Charlotte, LLC, a pizza franchise. Prior to that, Mr. Licari was a lead and audit engagement partner for KPMG LLP and served major U.S. banks and insurance companies from 1977 to 2004. Mr. Licari also served as an SEC Reviewing partner (concurring partner) for insurance and bank clients filing with the SEC from 1981-2000, and held numerous leadership positions including the Director of the Global Center for Industry Solutions from 2004-2006, U.S. Banking Partner in Charge from 2002-2004 and U.S. Partner in Charge of the Financial Risk Management Practice from 2000-2001. Mr. Licari's deep audit experience in the financial services industry brings valuable experience to the Board with respect to accounting and strategic aspects of FNB's business, and to the Audit Committee on which he serves as “audit committee financial expert.”
Robert L. Reid, 57, has been a director of FNB and its subsidiary banks since October 21, 2011 and serves on the Strategic Planning Committee and the Enforcement Compliance Committee. Mr. Reid was appointed President of FNB and its subsidiary banks upon consummation of FNB's recapitalization on October 21, 2011 and had been advising FNB since October 2010. Prior to that, Mr. Reid spent 30 years with Wachovia Corporation and its predecessor, with extensive leadership roles in community banking, retail banking, corporate banking, commercial banking, business banking, real estate finance, capital management and wealth management. At the time of his retirement in June 2009, Mr. Reid was Executive Vice President/Managing Director: Real Estate Division for Wachovia Corporation. From 2003 to 2008, Mr. Reid was President of the Retirement and Investment Products Group at Wachovia. From December 2000 to April 2003 and from May 1996 to December 1997, Mr. Reid served as the CEO of First Union - Pennsylvania/Delaware, providing direct management and leadership for First Union's community and branch banking business in Pennsylvania and Delaware. From December 1997 to December 2000, Reid served as the CEO of First Union - Atlantic, overseeing First Union's community and branch banking business in New Jersey, New York and Connecticut. Mr. Reid has held leadership positions in various community organizations, non-profits and university and community colleges. Mr. Reid's extensive branch and community banking experience and his role as President of the Bank provides the Board with unique insight into bank operations and customers.
H. Ray McKenney, Jr., 57, has served as a director of FNB United and CommunityOne Bank since 2006. He is Chair of the Enforcement Compliance Committee and serves on the Risk Management Committee. Mr. McKenney is President of MBM Auto Management, a multi-franchise automobile and power sports management company he founded in 1981. Mr. McKenney currently serves on the board of trustees of Gaston Christian Schools.  He also serves on the board of directors for Carolina Chevrolet and Carolina Cadillac Dealers Association. Mr. McKenney was a founding director of First Gaston Bank of North Carolina and served on the board from 1995 to 2006, with a term as Chairman of the board. He also served on the board of its parent holding company, Integrity Financial Corporation, during the same time period. Mr. McKenney's experience as a director of FNB and its predecessor companies and his expertise as a business owner provides the Board with needed experience on the Risk Management Committee and perspective on the local markets in which we serve.

Nominee for Class II Director with Term Expiring at the Annual Meeting in 2015
T. Gray McCaskill, CPCU, 55, is a nominee for director in place of Mr. R. Reynolds Neely, Jr., who is retiring from the Board at the Annual Meeting, and becoming a Director Emeritus.  Mr. McCaskill is Chief Executive Officer of Senn Dunn Insurance, Greensboro, North Carolina, which specializes in business insurance, employee benefits and personal insurance.  In that and other executive capacities at Senn Dunn since 1985, he has helped build Senn Dunn into the largest privately-owned insurance agency in North Carolina with over 140 employees. Mr. McCaskill also is active in the community, serving on numerous community and non-profit boards, including the Boy Scouts of America, United Way, Habitat for Humanity, First Tee of the Triad, Guilford Merchants Association, American Red Cross and Juvenile Diabetes Research Foundation.  He is a former board member of Carolina Bank, Greensboro, North Carolina, a full service community bank.  If elected, Mr. McCaskill would serve on the Audit Committee and the Enforcement Compliance Committee.  Mr. McCaskill would provide the Board with his expertise as a business owner and his perspective on the Greensboro market as well as business prospects.  The Board has nominated Mr. McCaskill to fill the vacancy created upon Mr. Neely's retirement.
Class I Directors with continuing Terms Expiring at the Annual Meeting in 2014

Scott B. Kauffman, 38, has been a director of FNB and its subsidiary banks since October 21, 2011 and serves on the Strategic Planning and the Compensation and Nominating Committee. Mr. Kauffman is a Principal at Oak Hill Capital Management, where since 2009 he has focused on the firm's financial services investments.  He is responsible for originating, structuring and managing the investments in the Business and Financial Services Group.  Prior to joining Oak Hill, Kauffman was a Managing Director at Goldman, Sachs & Co. in the Financial Institutions Group, where for 13 years he was actively engaged in maintaining and building client relationships, providing strategic advice and transaction execution and expertise to boards of directors and executive and senior management of financial institutions.  Mr. Kauffman was the Co-Chief Operating Officer for the America's Financial Institutions Bank Group and a member of the Merger Leadership Group. Mr. Kauffman holds his Chartered Financial Analyst designation and is a member of The Association for Investment Management and Research and a member of The Investment Analyst Society of Chicago. Mr. Kauffman's expertise in the financial services investment and transactional area and his investment banking expertise allow him to bring relevant insight and strategic outlook to our operations and business plans.
J. Chandler Martin, 62, has been a director of FNB and its subsidiary banks since October 21, 2011. Mr. Martin serves as Chair of the Risk Management Committee and also is a member on the Audit Committee. Mr. Martin retired in 2008 as Treasurer at Bank of America where he was responsible for funding, liquidity and interest rate risk management.  Previously, he was the Enterprise Market and Operational Risk Executive and the risk management executive for Global Corporate and Investment Banking.  Mr. Martin returned to Bank of America for nine months beginning in October of 2008 to assist the organization in the integration process for enterprise risk management following the company's acquisition of Merrill Lynch. During that time he served as the Enterprise Credit and Market Risk Executive. In 2008, Mr. Martin served as a Policy Group member of The Counterparty Risk Management Policy Group III and co-chaired the Risk Monitoring and Risk Management Working Group. Mr. Martin is a member of the board of directors of CNL Healthcare Properties, Inc., an Orlando, Florida based real estate investment trust, and serves as the Chair of the Audit Committee. Mr. Martin's expertise in the risk management area, both the credit and funding sides, offers valuable experience to the Board and the Risk Management Committee as we continue to work through problem assets and deploy excess liquidity.
Brian E. Simpson, 50, has been a director and Chief Executive Officer of FNB and its subsidiary banks since October 21, 2011. He serves as Chair of the Strategic Planning Committee. Mr. Simpson was appointed Chief Executive Officer of FNB and its subsidiary banks upon consummation of FNB's recapitalization on October 21, 2011 and had been advising FNB since October 2010. Until 2002, Mr. Simpson was a senior executive and Operating Committee member at Wachovia Corp. (First Union) with responsibility for all aspects of the company's mortgage and home equity finance, structured finance, commercial real estate and leasing businesses. Mr. Simpson led the company's Asset/Liability Committee and was a staff liaison to the board's Credit/Market Risk Committee. Mr. Simpson was also a member of the Credit Committee, the Market Risk Committee and the Capital Markets Commitment Committee, and the company's senior regulatory contact team. Mr. Simpson was the co-founder and President of Casa Fiora, LLC, a domestic manufacturer of custom draperies and other home furnishings distributed nationally through better furniture retailers and professional design. Mr. Simpson is a past Chairman of the City of Charlotte's Housing Trust Fund Advisory Board, and serves on the boards of several other community organizations. As the Chief Executive Officer, Mr. Simpson provides insight to the Board on our day to day operations, issues and financial results.

Class II Directors with continuing Terms Expiring at the Annual Meeting in 2015
Austin A. Adams, 69, has served as a director of FNB and its subsidiary banks since October 21, 2011. He is Chairman of the Board and lead independent director. He also is a member of the Strategic Planning Committee and the Compensation and Nominating Committee. Mr. Adams retired in 2006 as Chief Information Officer and Executive Committee member at JPMorgan Chase. He was responsible for technology and operations, managing nearly 28,000 employees and a multi-billion dollar budget. Mr. Adams previously served as CIO and Executive Committee member at Bank One Corp. and First Union. Mr. Adams currently serves on the board of directors of two public companies, Dun & Bradstreet, a leading commercial information supplier, and Spectra Energy, a natural gas pipeline and midstream provider. He also is a director of Boone Development, Boone, North Carolina. As an expert in integration planning and execution and in bank operations, Mr. Adams provides the Board with a strategic outlook and management experience into operations.
Louis A. “Jerry” Schmitt, 73, has served as a director of FNB and its subsidiary banks since October 21, 2011. He is the Chair of the Compensation and Nominating Committee and also serves as a member of the Risk Management Committee. Prior to his retirement, Mr. Schmitt was Executive Vice President and Co-Head of Capital Markets for First Union with responsibility for overall management of trading, sales and underwriting related to all fixed income activities. Mr. Schmitt also chaired the Asset/Liability Management Committee and served on the Executive Committee of First Union and was a staff liaison to the Credit/Market Risk Committee of the board of directors. Mr. Schmitt serves as the Finance Committee Chair of the board of trustees of Belmont Abbey College. Schmitt's financial and managerial experience provides the Board and the Compensation and Nominating Committee with experience on motivating professionals with compensation plans and policies.
Boyd C. Wilson, Jr., 60, has served as a Director of Bank of Granite Corporation and Bank of Granite since 1996 and as a director of FNB and CommunityOne Bank since October 21, 2011. Mr. Wilson is a member of both the Risk Management and the Audit Committee. Mr. Wilson is Executive Vice President of Broyhill Investments, Inc., an investment company located in Lenoir, North Carolina, where he has served in such capacity since 2005 and has served as a director since 2007. Mr. Wilson also serves as Vice President and Chief Financial Officer of BMC Fund, Inc., a regulated investment company located in Lenoir, North Carolina, where he has served in such capacity since 2006. From 2002 to 2005, Mr. Wilson served as Vice President of Finance and Administration of Kincaid Furniture Company, Incorporated, a furniture manufacturer located in Hudson, North Carolina. Mr. Wilson is past Chair of Caldwell Memorial Hospital and serves on boards of several other community organizations. Mr. Wilson is a Certified Public Accountant and a Chartered Global Management Accountant. Mr. Wilson's accounting and financial experience provides value to the Audit Committee and his experience with Granite provide insights to the Board on the local market in which we serve.
As noted, R. Reynolds Neely, Jr., is retiring as director of FNB and CommunityOne Bank and becoming Director Emeritus of both entities effective as of June 20, 2013. In that capacity, he will have the right to attend all Board meetings. He has served as a director of FNB United and CommunityOne Bank since 1980, and has been on the Audit Committee and the Enforcement Compliance Committee. Mr. Neely retired from his position as Director of the Community Development Division for the City of Asheboro, North Carolina in 2012. Mr. Neely's long-standing service to the company and his knowledge of the Asheboro community will continue to provide insights to the Board in his emeritus capacity.

Proposal 2: Amendment to FNB's Amended and Restated Bylaws to eliminate the classified structure of the Board
The Board has adopted and recommends that the FNB shareholders approve an amendment to Article III, Section 2 of the Amended and Restated Bylaws of FNB to eliminate the classified structure of the Board. A copy of Article III, Section 2 of FNB's Amended and Restated Bylaws as modified by the proposed amendment is attached as Appendix A to this Proxy Statement. Article IX Section 5 of the Bylaws does not allow any Bylaw that was adopted or amended by the shareholders to be subsequently amended or repealed unless approved by the shareholders. The shareholders approved the Bylaw provision classifying the Board in 1995. Thus, the shareholders must approve the repeal of this provision.
The Compensation and Nominating Committee of the Board, which is composed entirely of independent directors, considered and evaluated whether FNB's classified Board structure continues to be in the best interests FNB and its shareholders, taking a variety of perspectives into account. In particular, the Compensation and Nominating Committee considered the fact that a classified board provides continuity in the oversight of a company by the board of directors and may provide takeover protection by motivating an entity seeking control of a company with a classified board of directors to initiate discussions with the board of directors (as the entity would be unable to replace the entire board of directors in a single election). The Compensation and Nominating Committee also considered the views of corporate governance commentators that the annual election of directors would increase the Board's accountability to, and align the Board's interests more with, shareholders, as well as enhance FNB's corporate governance policies and procedures. Based on these considerations and on the recommendation of the Compensation and Nominating Committee, the Board determined that eliminating the classified board structure would be in the best interests of FNB and its shareholders at this time, as it allows shareholders the opportunity to register their views each year on the performance of each Board nominee by choosing to elect or not elect each director, and thus recommends to the shareholders that the classified board structure be eliminated.
If this proposal is approved and adopted, the annual election of directors would begin at the 2014 Annual Meeting of Shareholders. The terms of Class I directors expire at the 2014 Annual Meeting of Shareholders and the directors in Classes II and III will be expected to tender their resignations and be reappointed by the Board prior to the 2014 Annual Meeting of Shareholders, so that all directors will be elected to a one-year term at the 2014 Annual Meeting of Shareholders.
Vote required; Effect
Approval of the amendment to Article III, Section 2 of the Amended and Restated Bylaws of FNB to eliminate the classified structure of the Board requires that the number of votes cast in favor of the proposal exceed the number of votes cast against the proposal. In tabulating the vote, abstentions and broker nonvotes will have no effect on the outcome of this proposal.
Recommendation of the Board
The Board unanimously recommends a vote “FOR” the approval of the amendment to Article III, Section 2 of the Amended and Restated Bylaws of FNB to eliminate the classified structure of the Board. Proxies, unless indicated to the contrary, will be voted “FOR” approval of the proposal.
Proposal 3: Amendment to FNB's Articles of Incorporation to change FNB's name to CommunityOne Bancorp
The Board also has approved an amendment to the Articles of Incorporation of FNB to change the name of FNB to CommunityOne Bancorp.
The Board believes that the name change to CommunityOne Bancorp will be in FNB's best interests as it will align the name and logo of the holding company with that of FNB's primary bank subsidiary, CommunityOne Bank. The Board believes the new name also better reflects FNB's identity and future direction as a state-wide community bank which focuses on customers as its number one priority. While the “FNB United Corp” name has served FNB since its formation, with the recapitalization of the bank, the installation of new management and the bank's return to active service in the community, the Board believes that the timing is right to change the name. If approved, FNB will align its branding with that of the new branding of CommunityOne Bank introduced in February 2013.
As a result of the name change, our stock trading symbol on the NASDAQ stock market also will change to “COB.”
Vote required; Effect
Approval of the amendment to the Articles of Incorporation to change FNB's name to CommunityOne Bancorp requires that the number of votes cast in favor of the proposal exceed the number of votes cast against the proposal. In tabulating the vote, abstentions and broker nonvotes will have no effect on the outcome of this proposal.
Recommendation of the Board
The Board unanimously recommends a vote “FOR” the approval of the amendment to the Articles of Incorporation to change the FNB's name to CommunityOne Bancorp. Proxies, unless indicated to the contrary, will be voted “FOR” approval of the proposal.
Proposal 4: Amendments to the FNB United Corp. 2012 Incentive Plan
We are asking our shareholders to approve amendments to the FNB United Corp. 2012 Incentive Plan (“Plan”), to (i) increase the maximum number of shares that may be issued pursuant to Awards (as defined below) to 1,800,000, and (ii) increase the maximum number of shares with respect to which an employee may be granted an Award in any calendar year to 100,000. At the 2012 Annual Meeting of Shareholders, the shareholders approved the Plan, which was attached as Appendix A to our Proxy Statement filed on April 30, 2012 (the “2012 Proxy Statement”). The Plan, the material terms of which were summarized in Proposal 4 of the 2012 Proxy Statement, provides for the grant of stock options, restricted stock, restricted stock units, performance awards and other stock based awards (each an “Award”) to executive officers, directors, employees and consultants of FNB and its subsidiaries. There are currently 11 directors and approximately 628 employees of FNB and its subsidiaries. The maximum number of shares that may be issued pursuant to Awards currently is 600,000 and the maximum number of shares with respect to which an employee may be granted an Award in any calendar year currently is 50,000. The proposal before the shareholders is to increase that maximum amount available for Awards under the Plan to 1,800,000 and to increase the maximum number of shares with respect to which an employee may be granted an Award in any calendar year to 100,000.
A copy of the Amended and Restated FNB United Corp. 2012 Incentive Plan is attached hereto as Appendix B.
At the time the Plan was approved by the shareholders at the 2012 Annual Meeting, the Compensation and Nominating Committee of the Board was still in the midst of a review of FNB's compensation plans. As part of that review, the Compensation and Nominating Committee was reviewing the terms and conditions of a proposed management incentive plan for the top six executive officers of FNB (namely, Messrs. Simpson, Reid, Nielsen, McBryde and Murphy and Ms. DeSimone). Because that review was not complete at the time of the 2012 Annual Meeting of Shareholders, the Board determined that the Plan, as presented and approved by the shareholders at the 2012 Annual Meeting, would only cover a maximum number of shares that was contemplated to be issued over a three year period of time to compensate senior managers who would meet performance criteria approved by the Board consistent with FNB's compensation philosophy, as set forth in detail in the “Compensation Discussion and Analysis” or “CD&A” section of this Proxy Statement, as well as to attract and retain talent critical for sustainable growth. At that time, it was contemplated that the Plan would need to be amended to accommodate Awards for the executive management team once the management incentive plan was approved by the Board.
On December 20, 2012, after a thorough review and upon the recommendation of the Compensation and Nominating Committee, the Board approved a management incentive plan for the executive management of FNB. The management incentive plan is deemed by the Board to be one of the key elements of FNB's compensation program for the executive management team in order to meet the objectives of the Staffing and Compensation Policy, and is deemed critical to align the executive's compensation plan with FNB's goal hierarchy (both of which are described in more detail in the CD&A). In addition, the Board believes that the management incentive plan will encourage and reward high levels of individual and corporate performance, and align the interests of the executive management with that of the shareholders, consistent with safe and sound operation of FNB and with applicable law and regulations, including the requirements imposed by federal law and regulation in connection with the Troubled Asset Relief Program (“TARP”) that was part of the Capital Purchase Program (“CPP”) of the U.S. Treasury (“Treasury”). To assist in developing and designing the management incentive plan, the Compensation and Nominating Committee obtained the assistance of Pearl Meyer & Partners or PM&P, an independent compensation consulting firm which has designed similar compensation plans for executives in the financial services industry.
Pursuant to the management incentive plan, on December 28, 2012 the Board granted the top six executive officers of FNB a total of 110,059 shares of long-term restricted stock as authorized under the Plan, which is the number of shares of Common Stock, rounded down to the nearest whole share, equal to the dollar amount of one-third of the officer's salary, divided by the closing price of Common Stock on the date of grant. Please see the CD&A for a more detailed description of the terms of the grant.
The amendments described above are necessary in order to fully grant the Awards contemplated by the management incentive plan as well as provide Awards to other directors, employees and consultants of FNB and its subsidiaries to further our goals of attracting, retaining and providing incentives to talented individuals. The Board believes that the amendments are in the best interests of FNB and its shareholders, as it allows FNB to meet the goals set forth in the Staffing and Compensation Policy to provide a long-term incentive designed to align management with the interests of the shareholders and to attract and retain talented people to FNB, consistent with safe and sound operation of FNB and the requirements of applicable law. Accordingly, on March 28, 2013, the Board approved the amendments to the Plan to increase the maximum number of shares available under the Plan for Awards from 600,000 to 1,800,000 and to increase the maximum number of shares with respect to which an employee may be granted an Award in any calendar year from 50,000 to 100,000, and unanimously recommends that the shareholders approve these amendments.
Plan Benefits
Since all awards under the Plan are made at the discretion of the Compensation and Nominating Committee and the Board, future awards that may be received by any executive officers or others pursuant to the Plan are not presently determinable.

Vote required; Effect
Approval of the amendments to the FNB United Corp. 2012 Incentive Plan require that the number of votes cast in favor of the proposal exceed the number of votes cast against the proposal. In tabulating the vote, abstentions and broker nonvotes will have no effect on the outcome of this proposal.
Recommendation of the Board
The Board unanimously recommends a vote “FOR” the approval of the amendments to the FNB United Corp. 2012 Incentive Plan. Proxies, unless indicated to the contrary, will be voted “FOR” approval of the proposal.
Proposal 5: Ratification of Independent Registered Public Accounting Firm Appointment
The Audit Committee of the Board has appointed the firm of Dixon Hughes Goodman LLP as the independent registered public accounting firm for FNB for the 2013 fiscal year, and to audit and report on FNB's financial statements for the fiscal year ending December 31, 2013. Action by shareholders is not required by law in the appointment of independent auditors. However, the Board considers this selection to be an important issue and therefore is submitting the selection of Dixon Hughes Goodman LLP for ratification by the shareholders.
The Audit Committee is directly responsible for the appointment, compensation and oversight of the audit work and the independent auditors. In the event the appointment is not ratified by a majority of the votes cast, in person or by proxy, it is anticipated that no change in independent auditors would be made for the current year because of the difficulty and expense of making any changes during the year, but that the vote would be considered in connection with the independent auditors' appointment for 2014. Even if the appointment of Dixon Hughes Goodman LLP is ratified by the shareholders, the Audit Committee may, in its discretion, appoint a new independent registered public accounting firm at any time if it determines that such a change would be in the best interests of FNB.
Dixon Hughes Goodman LLP was FNB's independent auditor for the year ended December 31, 2012, and has served in that capacity since 2004. Dixon Hughes Goodman LLP has no direct or indirect financial interest in FNB or in any of its subsidiaries, nor has it had any connection with FNB or any of its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer or employee. Representatives of Dixon Hughes Goodman LLP will be present at the Annual Meeting and will be afforded an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions, including those relating to the 2012 audit of FNB's financial statements.
Fees Paid to Independent Registered Public Accounting Firm
Fees for professional services provided by Dixon Hughes Goodman LLP in each of the last two fiscal years in each of the following categories are:

	2012	2011
Audit Fees	$477,020	$692,592
Audit-Related Fees	$53,000	$56,200
Tax Fees	$65,345	$65,790
All Other Fees	$0	$0
Total	$595,365	$814,582

Audit Fees. This category consists of fees billed and expected to be billed for professional services rendered for the audit of our annual financial statements, the audit of internal control over financial reporting as of December 31, 2012, as required by the Sarbanes-Oxley Act of 2002, the reviews of FNB's quarterly reports on Form 10-Q, and SEC registration statements.
Audit-Related Fees. This category consists of fees billed for services that are reasonably related to the performance of the audit or review of our financial statements and are not otherwise reported under “Audit Fees.” During 2012 and 2011, these fees consisted of the audit of our benefit plans, routine accounting consultations and accounting consultations related to merger transactions.
Tax Fees. This category consists of fees billed for professional services for tax compliance, tax advice and, during 2012 and 2011, tax consultations related to merger specific issues.
 Audit Committee Pre-Approval Policies and Procedures
The Audit Committee is required to pre-approve all audit and non-audit services performed by the independent auditors to assure that the provision of such services does not impair the registered public accounting firm's independence. In addition, any proposed services exceeding pre-approved cost levels will require specific approval by the Audit Committee. The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated will report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent auditors to management.
During fiscal year 2011 and 2012, the Audit Committee pre-approved all services provided by the independent auditors. None of the hours expended on the principal accountant's engagement to audit FNB's financial statements for the most recent fiscal year were attributed to work performed by persons other than the principal accountant's full-time, permanent employees.
Vote required; Effect
Ratification of the appointment of Dixon Hughes Goodman LLP as its independent registered public accounting firm requires that the number of votes cast in favor of the proposal exceed the number of votes cast against the proposal. In tabulating the vote, abstentions and broker nonvotes will have no effect on the outcome of this proposal.
Recommendation of the Board
The Board unanimously recommends a vote “FOR” ratification of the appointment of the Dixon Hughes Goodman LLP as our independent registered public accounting firm for 2013. Proxies, unless indicated to the contrary, will be voted “FOR” ratification.
Proposal 6: Non-Binding, Advisory Approval of FNB's Executive Compensation
Background of the Proposal
On February 13, 2009, FNB issued to the Treasury as a participant in the CPP of the TARP, 51,500 shares of its Fixed Rate Cumulative Perpetual Preferred Stock, Series A, having a liquidation value per share of $1,000 (“Preferred Stock”), for a total price of $51.5 million. As part of its purchase of the Preferred Stock, the Treasury received a warrant to purchase 22,072 shares of FNB's common stock at an initial per share exercise price of $3.50, subject to adjustment pursuant to customary anti-dilution provisions (“Warrant”).
Under the federal laws applicable to this program, those financial institutions that have sold preferred stock and issued warrants to the Treasury under the CPP are required to permit a separate and non-binding shareholder vote to approve the compensation of such financial institution's executive officers. The Treasury and the SEC issued guidance that requires participants in the CPP to submit to shareholders annually for their approval the executive compensation arrangements as described in the CD&A and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in their proxy statements. The Dodd Frank Wall Street Reform and Consumer Protection Act also requires shareholders to vote to approve, on a non-binding basis, the compensation of our Named Executive Officers, as disclosed in this proxy statement in accordance with the SEC rules.
As part of FNB's recapitalization, FNB entered into a TARP Exchange Agreement with the Treasury, pursuant to which the Treasury agreed to exchange the Preferred Stock held by the Treasury for a number of shares of Common Stock having a value (valued at $16.00 per share reflecting the one-for-one hundred reverse stock split (“Reverse Stock Split”) of Common Stock effected on October 31, 2011) equal to the sum of 25% of the aggregate liquidation value of the Preferred Stock, plus 100% of the amount of accrued and unpaid dividends on the Preferred Stock as of the closing date of the recapitalization. FNB also agreed to amend and restate the terms of the Warrant, extended the term of the Warrant and adjust the exercise price to $16.00 per share, reflecting the terms of the Reverse Stock Split. The TARP Exchange Agreement requires FNB to continue to meet the compensation standards described in this Proxy Statement for as long as the Treasury owns Common Stock.
Executive Compensation
FNB believes that its compensation policies and procedures, which are reviewed and recommended for full Board approval by the Compensation and Nominating Committee, are fair based on the level of responsibility and accountability of each employee, and do not provide excessive benefits or encourage excessive risk taking. FNB believes that the compensation policies and procedures also comply with the standards for executive compensation and corporate governance imposed by federal law for those companies, such as FNB, that participate in the CPP. These standards are discussed in detail in the CD&A.
As mandated by the requirements of federal law applicable to the CPP, and by the SEC, the Board has authorized a shareholder vote on FNB's executive compensation plans, programs and arrangements as reflected in the CD&A, the disclosures regarding named executive officer compensation provided in the various tables included in this Proxy Statement, the accompanying narrative disclosures and the other compensation information provided in this Proxy Statement. Accordingly, FNB is presenting the following non-binding proposal, commonly known as a “Say on Pay” proposal, for shareholder approval:
RESOLVED, that the shareholders approve the compensation of FNB's current Named Executive Officers as reflected in the Summary Compensation Table of FNB's Proxy Statement for the 2012 Annual Meeting of Shareholders, including the discussion under the “Compensation Discussion and Analysis” and “Executive Compensation” and related disclosures contained in this Proxy Statement.
Vote Required; Effect
Approval of FNB's executive compensation policies and procedures requires that the number of votes cast in favor of the proposal exceed the number of votes cast against it. Abstentions and broker nonvotes will not be counted as votes cast and therefore will not affect the determination as to whether FNB's executive compensation policies and procedures are approved. Because this shareholder vote is advisory, it will not be binding upon the Board. However, the Compensation and Nominating Committee will take into account the outcome of the vote when considering future executive compensation arrangements.
Recommendation of the Board
The Board unanimously recommends a vote “FOR” approval of the compensation of FNB's executives.
Other Matters
There is no business other than as set forth, so far as now known, to be presented for action by the shareholders at the 2013 Annual Meeting. It is intended that the proxies will be exercised by the persons named therein upon matters that may properly come before the meeting or any adjournment thereof, in accordance with the recommendations of the Board.

FNB CORPORATE GOVERNANCE
Director Independence
The Board determines annually that a majority of directors serving on the Board are independent as defined in the NASDAQ listing standards. In addition, the Board considers all direct and indirect transactions described in and “Compensation and Nominating Committee Interlocks and Insider Participation” and “Certain Relationships and Related Transactions” in determining whether the director is independent. The Compensation and Nominating Committee has the delegated responsibility to evaluate each director's qualifications for independence for the Board and for the committees of the Board. Following review of the objective measures, the Compensation and Nominating Committee and Board also consider on a subjective basis each director's personal and/or business relationships, regardless of dollar amount.
On March 28, 2013, the Board determined the following nine directors are independent under the NASDAQ listing rules: Mr. Adams, Mr. Bresnan, Mr. Kauffman, Mr. Licari, Mr. Martin, Mr. McCaskill, Mr. McKenney, Mr. Neely, Mr. Schmitt, and Mr. Wilson. As discussed below, the Board determined that all members of the Compensation and Nominating Committee are independent under applicable NASDAQ rules and that all members of the Audit Committee are independent under applicable SEC and NASDAQ rules.
The Board and Meetings
The directors of FNB also serve on the board of directors of CommunityOne Bank, N.A., Bank of Granite and Bank of Granite Corporation, FNB's subsidiaries, except that R. Reynolds Neely, Jr. and H. Ray McKenney, Jr. do not serve on Bank of Granite or Bank of Granite Corporation boards or any committees thereunder. The Board of directors holds regular monthly meetings to conduct the normal business of FNB and meets on other occasions when required for special circumstances. The CommunityOne, Bank of Granite and Bank of Granite Corp. boards of directors each also hold regular monthly meetings and may meet on other occasions as circumstances warrant.

The Board maintains four standing committees. Among these committees are the Audit Committee, Compensation and Nominating Committee, Risk Management Committee and the Strategic Planning Committee, whose members and principal functions are described below under “Board Role in Oversight of Risk.” In addition, FNB and CommunityOne Bank each has an Enforcement Compliance Committee. These committees assist the respective Boards in overseeing compliance with the Consent Order agreed to between CommunityOne Bank and the OCC and with FNB's compliance with a Written Agreement it has with the Federal Reserve Bank of Richmond. During the fiscal year ended December 31, 2012, the Board held a total of 15 meetings. Each director attended 75% or more of the total number of meetings of the Board and of the committees on which that director served. Directors are encouraged to attend the annual meeting of shareholders. All but one of FNB's directors attended FNB's last annual meeting of shareholders. The members of the Board who are independent within the meaning of the NASDAQ listing standards meet regularly in executive session without management present. Although executive sessions are generally held in conjunction with a regularly scheduled Board meeting, other sessions may be called by two or more independent directors in their own discretion or at the request of the Board.
Board Structure
The Board has a separate chairman, a non-executive position, and a Chief Executive Officer. The Board believes that, as part of our efforts to embrace and adopt good corporate governance practices, different individuals should hold the positions of Chairman of the Board and Chief Executive Officer to aid in the Board's oversight of management. We believe that by having a separate Chairman and CEO, we are better able to protect shareholder interests by providing independent oversight of management.
The duties of the non-executive Chairman of the Board include:

•	presiding over all meetings of the Board;

•	preparing the agenda for Board meetings with the Secretary and in consultation with the CEO and other members of the Board;

•	assigning tasks to the appropriate committees of the Board;

•	ensuring that information flows openly between senior management and the Board; and

•	presiding over all meetings of shareholders.
The Chair of the Board, Austin A. Adams, also is designated by the Board as the “lead independent director.” We believe that the Board, the Board committees as presently constituted and the leadership structure of the Board enables the Board to fulfill its role in overseeing and monitoring the management and operations of FNB and protecting the interests of FNB and its shareholders.
Board Role in Oversight of Risk
FNB historically has maintained risk management as an enterprise-wide initiative and the responsibility of every employee. The Board's business plan has prioritized management's goals in the following order: 1st - sound risk management; 2nd -profitability; and 3rd -growth. The Board and management believe that these three goals are not necessarily in conflict, but rather support each other so long as the profitability and earnings growth expectations are consistent with a risk-controlled business strategy. Successful execution of FNB's strategy will attain its maximum benefits over a longer term time frame. Executive management is ultimately accountable to the Board and FNB shareholders for risk management. The Board oversees management's risk controlled strategies, as well as planning and responding to risks arising from changing business conditions or the initiation of new activities or products. The Board also is responsible for overseeing compliance with laws and regulations, responding to recommendations from auditors and supervisory authorities and overseeing management's compliance with internal policies and controls addressing the operations and risks of significant activities.
Executive management seeks to implement fully integrated and effective risk management throughout the organization. This is accomplished through a committee structure in which individual committees comprised of FNB management personnel are assigned primary responsibility for monitoring and managing a particular type of risk associated with FNB's operations. In addition, executive management has adopted an enterprise risk management (“ERM”) program that is overseen by the Board, designed to identify, objectively measure and manage and control our major risk exposures, which include capital, management, earnings, credit, interest rate, liquidity, market (or price), operational, reputational, legal/compliance and strategic risk. A fundamental part of our ERM program is to understand what level of risk is appropriate for FNB, then to identify and understand the risks FNB faces in both its current and future activities and monitor the steps management is taking to manage and reduce those risks to the levels the Board and management consider appropriate. By adopting this comprehensive and standardized view of the nature and level of risks to which we are exposed and the interaction of the various risk components identified in our ERM program, we are better able to assess and manage our risks and react to uncertainties. Our ERM program is administered by our General Counsel. In that role, she regularly meets with management, including the Chief Executive Officer, to discuss FNB's various primary areas of risk identified as part of the ERM program, and how those risks are being measured and controlled. Executive management makes a quarterly ERM presentation to the full Board and regularly reports on corporate governance, compliance and risk-related matters at other Board meetings, as well as Audit Committee and Risk Management Committee meetings. Credit risk management continues to be enhanced through a dual signature system in which risk management officers must approve loans in partnership with commercial bankers, and through an independent loan review and internal audit function. Internal controls continue to be instituted throughout the organization to manage the various types of risk. The risks are reviewed and overseen by one of the four standing committees of the Board.
The Board, as a whole, and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board has the responsibility to satisfy itself that the risk management processes implemented by management are working as designed. While the full Board is charged with ultimate oversight responsibility of risk management, various committees of the Board, to ensure objectivity, have specific responsibilities with respect to FNB's risk oversight. Thus, the Risk Management Committee has oversight responsibility for credit risk, interest rate risk, liquidity risk and market risk. The Audit Committee is responsible for overseeing the financial reporting processes of FNB, FNB's actions relating to all operational risk, and compliance with legal and regulatory requirements and accounting standards. The Board's Compensation and Nominating Committee assesses the various risks associated with compensation policies and oversees incentive plans, as well as overall corporate governance. Executive or senior management has direct involvement in risk management via reporting and regular communications to committees of the Board. Minutes and reports of all committee meetings are reviewed by the full Board. Policies for all major risk areas are reviewed by Board committees and approved by the full Board on at least an annual basis.
FNB's General Counsel has the responsibility to ensure that FNB maintains an effective operational risk management process that adequately measures, monitors and controls risk, and directs the development and implementation of a sound risk governance and loss prevention program to provide maximum protection to FNB's assets. The General Counsel provides monthly reports to the Audit Committee on the overall operational risk of the company, as well as legal, compliance, regulatory and reputational risks. In addition, FNB operates an internal loan review function, responsible for managing credit risk by overseeing loan processes and loan portfolio. The Chief Loan Review Officer reports directly to the Risk Management Committee of the Board. FNB's Internal Audit function conducts regular audits of various areas of the bank. The Chief Internal Auditor reports directly to the Audit Committee and provides monthly reports to it.
FNB encourages open communication between management and the Board. Certain members of senior management attend board meetings and they and other management members are available at all times to address any questions or concerns raised by the Board related to risk measurement and risk management.
Audit Committee. The Audit Committee oversees the integrity of FNB's financial reporting processes and the audits of its financial statements, oversees the internal audit function as well as all reviews and oversight of FNB's internal controls, and oversees FNB's actions relating to risk management, and compliance with applicable legal and regulatory requirements and accounting standards. The Audit Committee also is responsible for the engagement, retention and replacement of the independent registered public accounting firm and approval of nonaudit services provided by FNB's independent registered public accounting firm. Additionally, the Committee reviews the audited consolidated financial statements to be included in FNB's Annual Report on Form 10-K. Dixon Hughes Goodman LLP, FNB's independent registered public accounting firm, reports directly to the Audit Committee. It operates under a formal charter, which governs its conduct and responsibilities. A copy of the charter is available through the FNB Investor Relations link on FNB's website at www.community1.com. Members of the Committee during 2012 were Jerry R. Licari (Chair), J. Chandler Martin, R. Reynolds Neely, Jr. and Boyd C. Wilson, Jr. Each director is expected to serve except Mr. Neely, who is retiring. If elected, Mr. McCaskill will serve on the Audit Committee in 2013.
The Audit Committee met 16 times during the 2012 fiscal year. Each of the members of the Committee is independent as defined by NASDAQ listing standards and the Board has determined that Mr. Licari is the Audit Committee's financial expert. The Board has determined that Mr. Licari meets the qualifications of an audit committee financial expert under SEC regulations adopted under the Sarbanes-Oxley Act of 2002.
The Audit Committee Report is on page 37 of this Proxy Statement.
Risk Management Committee. The Risk Management Committee oversees FNB's actions relating to credit risk, interest rate risk, liquidity risk and market risk, including credit quality, loan portfolio performance, adequacy of the allowance for loan losses and resolution of problem assets. The Risk Management Committee also oversees FNB's interest rate risk exposure, as well as investment and hedging activities. It reviews material trading positions and assesses compliance with established limits. The Committee also reviews risks associated with new business lines, products and services where the risk profile of FNB may change. The Risk Management Committee approves the hiring, compensation and replacement of the Chief Loan Review Officer, receives reports from the Chief Loan Review Officer and evaluates the performance of the loan review function. The Committee annually reviews and approves FNB's risk management policies, including all policies relating to credit risk, interest rate risk, liquidity risk, and market risk. A copy of the charter is available through the FNB Investor Relations link on FNB's website at www.community1.com. Members of the Committee are J. Chandler Martin (Chair), H. Ray McKenney, Jr., Louis A. “Jerry” Schmitt and Boyd C. Wilson, Jr. The Risk Management Committee met 13 times during the 2012 fiscal year.
Compensation and Nominating Committee. The Compensation and Nominating Committee reviews all of FNB's compensation and benefits programs and evaluates whether the compensation provided by FNB to management is fair based on the level of responsibility and accountability of each person and does not provide excessive benefits or encourage excessive risk taking. The Committee has oversight of the administration of FNB's employee compensation and benefit plans and programs, and the evaluation and review of FNB's management resources, the evaluation of the performance of the Chief Executive Officer, including determining and recommending for full Board approval the Chief Executive Officer's compensation, and administration of FNB's equity-based incentive plans, including recommending to the full Board approval of awards under such plans. The Compensation and Nominating Committee also recommends to the full Board compensation packages for other senior management and directors. The Compensation and Nominating Committee's policy is to review such executive officer compensation no less frequently than annually. The Committee also recommends nominees for election as director and oversees the adequacy of FNB's management succession plans for the Chief Executive Officer and other critical positions. The Compensation and Nominating Committee also is responsible for overseeing the overall corporate governance of FNB and in that role, it reviews and makes recommendations to the Board regarding the Boards' composition and structure, establishing criteria for directors, evaluating the corporate policies relating to the recruitment of directors and assisting the Board in establishing and maintaining effective corporate governance policies and practices. The Compensation and Nominating Committee operates under a formal charter, a copy of which is available through the FNB Investor Relations link on FNB's website at www.community1.com.
Because FNB is subject to the standards established by the Treasury for those participating in TARP, the Compensation and Nominating Committee has additional responsibilities under federal law, including the following:
•discussing, evaluating and reviewing with FNB's senior risk officers, at least every six months, the compensation plans for FNB's Named Executive Officers to ensure that such compensation arrangements do not encourage the Named Executive Officers to take unnecessary risks that threaten the value of FNB;
•discussing, evaluating and reviewing with FNB's senior risk officers, at least every six months, all of FNB's employee compensation plans in light of the risks posed to FNB by such plans and how to limit such risks;
•discussing, evaluating and reviewing, at least every six months, all of FNB's employee compensation plans to ensure that the plans do not encourage the manipulation of FNB's reported earnings to enhance the compensation of any employee; and
•annually certifying its completion of its reviews of FNB's compensation plans and providing disclosure regarding (i) how the Named Executive Officer compensation plans do not encourage unnecessary and excessive risks, (ii) the risks posed by FNB's employee compensation plans and how such risks were limited, and (iii) how FNB has ensured that its employee plans do not encourage the manipulation of earnings to enhance the compensation of any employees.
To assist it in fulfilling its responsibilities, the Compensation and Nominating Committee retained PM&P, a compensation consulting firm for the financial services industry in 2012 to advise it on various matters relating to executive compensation, compliance with the executive compensation requirements imposed upon FNB by its participation in the CPP, and general compensation policies. PM&P reports to the Chair of the Committee.
When evaluating potential nominees to the Board, the Compensation and Nominating Committee considers various factors including their independence, financial expertise and business experience, education, character, judgment and vision. In accordance with FNB's corporate governance guidelines, the Compensation and Nominating Committee makes its evaluations in light of the current mix of director skills and attributes and also considers an individual candidate's reputation, age, civic and community relationships, knowledge and experience in matters affecting financial institutions, and the extent to which he or she would bring greater diversity to the Board. The Compensation and Nominating Committee also discusses the qualifications and contributions of each incumbent director.
The Compensation and Nominating Committee will consider qualified candidates recommended by shareholders. Shareholders can submit the names of qualified candidates, together with a written description of the candidate's qualifications and appropriate biographical information, to the Compensation and Nominating Committee at FNB United Corp., P.O. Box 1328, 150 South Fayetteville Street, Asheboro, North Carolina 27204. Submissions will be forwarded to the Chair of the Compensation and Nominating Committee for review and consideration. Any shareholder desiring to recommend a director candidate for consideration at FNB's 2014 annual meeting of shareholders must ensure that the submission is received by FNB no later than January 15, 2014, to provide adequate time for the Committee to consider the candidate. Because of the nature of the company's shareholder base, the Compensation and Nominating Committee does not have any formal policies regarding the consideration of candidates recommended by shareholders other than any such candidate will be considered at the same time and under the same criteria used to evaluate all other candidates.
Members of the Committee are Louis A. “Jerry” Schmitt (Chair), Austin A. Adams, John J. Bresnan and Scott B. Kauffman, each of whom is independent as defined by NASDAQ listing standards. The Compensation and Nominating Committee met 14 times during the 2012 fiscal year.
The process, policies and specific recommendations of the Compensation and Nominating Committee with respect to compensation of our Named Executive Officers for 2012 are described in greater detail in the CD&A.
The Compensation and Nominating Committee Report is on page 30 of this Proxy Statement.
Contacting the Board
Any shareholder who desires to contact the Board or a specific director may do so by writing to FNB United Corp., P.O. Box 1328, Asheboro, North Carolina 27204, Attn: Secretary. Any such communication should state the number of shares beneficially owned by the shareholder. FNB's Secretary will review all communications received and relay them to the appropriate director or directors on a periodic basis unless the Secretary determines that the communication does not relate to the business or affairs of FNB or the functioning or constitution of the Board or any of its committees; is an advertisement or other commercial solicitation or communication; is frivolous or offensive; or is otherwise not appropriate for delivery to directors. The director or directors who receive any such communication will have discretion to determine whether the subject matter of the communication should be brought to the attention of the full Board or one or more of its committees and whether any response to the person sending the communication is appropriate. Any such response will be made in accordance with FNB's policies and procedures, applicable laws and regulations relating to the disclosure of information.
Codes of Ethics
FNB has adopted a Code of Business Ethics applicable to all officers, directors and employees of FNB and its subsidiaries. It contains provisions applicable to FNB's chief executive officer, principal financial and accounting officer, controller and such other officers as the Audit Committee of the Board may designate from time to time. The purposes of this Code of Business Ethics are to promote honest and ethical conduct, full and accurate disclosure in a timely and understandable manner in periodic reports filed by FNB and compliance with applicable laws, rules and regulations (including insider trading laws); deter corporate opportunities, and promote confidentiality, fair dealing, protection and proper use of FNB's assets; and to encourage the reporting of any illegal or unethical behavior. A copy of the Code of Business Ethics is available online through the FNB Corp. Investor Relations link on FNB's website at www.community1.com.
Compensation and Nominating Committee Interlocks and Insider Participation
None of the members of the Compensation and Nominating Committee has ever been an officer or employee of FNB or any of its subsidiaries or performed services for FNB or its subsidiaries other than as a director. None of the executive officers of FNB served during 2012 as a director or member of the compensation committee of any entity of which any executive officer served as a director or member of the Compensation and Nominating Committee of FNB.
Certain Relationships and Related Transactions
Certain of the directors and officers of FNB and its subsidiaries and companies with which they are affiliated were customers of and borrowers from CommunityOne Bank or Bank of Granite in the ordinary course of business in 2012. Similar banking transactions may take place in the future. In the opinion of management, all outstanding loans and commitments included in such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time in comparable loans with persons not related to FNB and did not involve more than normal risk of collectability or contain other unfavorable features.
FNB recognizes that related person transactions can present actual or potential conflicts of interest and may create the appearance that decisions are based on considerations other than the best interests of FNB. Therefore, the Board has adopted an enhanced, written insider policy, which it applies not only to extensions of credit to executive officers, directors and principal shareholders, but also is guided by that policy with respect to any transaction involving an insider. Under the policy, any actual or potential conflict of interest regarding insiders must be promptly disclosed to the Board for consideration, whether the conflict is intended or unintended. The Board retains final authority to approve or ratify any transaction with an insider. The involved insider is required to abstain from the Board's approval process with respect to any transaction in which the insider may obtain any direct or indirect benefit.
Director Compensation
During 2012, each non-employee director earned an annual retainer fee of $50,000, paid in arrears in quarterly installments, plus an annual retainer of $25,000 for each committee Chair, also paid in arrears in quarterly installments. The OCC approved the compensation arrangement in early 2012. FNB does not provide any non-equity incentive compensation to the directors, and no option or stock awards were made to any director during fiscal year 2012.
Employee members of the Board receive no additional compensation for participation on the Board. The Compensation and Nominating Committee annually reviews FNB director compensation in order to make sure that such compensation is designed to attract, motivate, and retain high performing members critical to our success.
The following table provides information concerning compensation paid by FNB to its non-employee directors during 2012.

Name	Fees Earned or Paid in Cash ($)	Total ($)
Austin A. Adams	75,000	75,000
John J. Bresnan (1)	50,000	50,000
Scott B. Kauffman (2)	50,000	50,000
Jerry R. Licari	75,000	75,000
J. Chandler Martin	75,000	75,000
H. Ray McKenney	75,000	75,000
R. Reynolds Neely, Jr. (3)	50,000	50,000
Louis A. “Jerry” Schmitt	75,000	75,000
Boyd C. Wilson, Jr.	50,000	50,000

(1)	$25,000 of Mr. Bresnan's earned director compensation was assigned to Carlyle Financial Services.

(2)	Mr. Kauffman's earned director compensation was assigned to Oak Hill Capital Management, LLC.

(3)	Aggregate Number of option awards outstanding at December 31, 2012: Mr. Neely – 75.

FNB EXECUTIVE OFFICERS
The following table sets forth the executive officers of FNB as of December 31, 2012:

Name	Age	Position in FNB - Principal Occupation for last 5 years	Officer of Corporation Since
Brian E. Simpson	50
Chief Executive Officer, FNB, CommunityOne Bank, Bank of Granite Corp. and Bank of Granite since October 2011; Independent Consultant, FNB and CommunityOne Bank, October 2010 - October 2011; President, Casa Fiora, 2002 - 2010.
			October 21, 2011
Robert L. Reid	57
President, FNB, CommunityOne Bank, Bank of Granite Corp. and Bank of Granite since October 2011; Independent Consultant, FNB and CommunityOne Bank, October 2010 - October 2011; Executive Vice President/Managing Director, Real Estate Division, Wachovia Corp., 2009; President, Retirement and Investment Products Group, Wachovia Corp., 2003 - 2008.
			October 21, 2011
David L. Nielsen	48
Executive Vice President and Chief Financial Officer, FNB, CommunityOne Bank, Bank of Granite Corporation and Bank of Granite since October 2011; Independent Consultant, FNB and CommunityOne Bank, October 2010 - October 2011; Executive Vice President and Group Risk Officer for Wholesale Banking, Wells Fargo Corp., 2008-2010. Managing Director and Chief Operating Officer, Global Markets and Investment Banking, Wachovia Corp., 2006-2008.
			October 21, 2011
David C. Lavoie	58
Executive Vice President and Chief Risk Officer, FNB, CommunityOne Bank, December 2010 - December 31, 2012; Executive Vice President and Chief Risk Officer, Bank of Granite Corporation and Bank of Granite, October, 2011-December 31, 2012; Independent Consultant, FNB and CommunityOne Bank, October 2010 - December 2010; Retired 2007- October, 2010.
			December 21, 2010
Gregory P. Murphy	65
Executive Vice President and Chief Workout Officer, FNB, CommunityOne Bank, Bank of Granite Corporation and Bank of Granite since October 2011; Independent Consultant, Bank of Granite, FNB United and CommunityOne Bank- September 2010 - October 2011; Managing Director, Helix Financial, LLC 2009-2010; Managing Director, CRG Partners, 2007-2008 (both managers of distressed assets).
			October 21, 2011
Angus M. McBryde, III	50
Executive Vice President and Treasurer, FNB, CommunityOne Bank, Bank of Granite Corporation and Bank of Granite, October 2011; Independent Consultant, FNB and CommunityOne Bank, October 2010 - October, 2011; Senior Vice President, Treasury, Wachovia Corp., 2007 - 2009.
			October 21, 2011
Beth S. DeSimone	53
Executive Vice President, General Counsel and Secretary, FNB, CommunityOne Bank, Bank of Granite Corporation and Bank of Granite since November 16, 2011; Counsel, Arnold & Porter, LLP, Washington, D.C. 1986-2011.
			November 16, 2011

Our executive officers are elected by the Board on an annual basis and serve until their successors have been duly elected and qualified. Mr. Lavoie retired on December 31, 2012.

COMPENSATION DISCUSSION AND ANALYSIS
Compensation Approval Process
Oversight of executive compensation and employee benefits is the responsibility of the four member Compensation and Nominating Committee of the Board described above. Each member of the Compensation and Nominating Committee is a non-employee director and qualifies as an independent director under the NASDAQ listing standards. The Committee may delegate to its Chair such power and authority as the Committee deems to be appropriate.
The Compensation and Nominating Committee operates under a written charter approved by the Board, which it reviews, modifies as necessary and reaffirms on an annual basis. As noted above, a copy of this charter is located through the FNB Investor Relations link on FNB's website at http:/www.community1.com. The Board also has adopted a Staffing and Compensation Policy which addresses the Board's compensation philosophy and policy, including the payment, granting or provision of salaries, bonuses, incentive awards, benefits and/or fees to all employees, including executive and non-executive officers. This Staffing and Compensation Policy was implemented by the Board and management during 2012.
Compensation Philosophy:
The current compensation philosophy of FNB, as articulated in the Staffing and Compensation Policy is that FNB's compensation programs, including the executive compensation program, should be structured to align with FNB's goal hierarchy, which is as follows:

•	1st - Risk Management

•	2nd - Profitability

•	3rd - Growth
In addition, the following principles are to be considered: Compensation programs must not encourage excessive risk-taking or reward temporary or illusory performance and should have performance-based components, with performance metrics and measurement periods tailored to the specific job. Performance may be defined to include not just financial performance but also performance under certain non-economic criteria, such as customer service, legal compliance and appropriate risk management. Compensation programs are to emphasize 'total compensation' and incorporate a mix of compensation components appropriate to the specific job, which must be competitive to attract and retain qualified and productive employees. Compensation program must include the use of market-based structures and target amounts. In addition, compensation amounts for individuals in similar jobs should be appropriately differentiated to reflect individual contributions.
Finally, our compensation program is intended to comply with applicable legal requirements and guidance and best practices, including requirements imposed by federal law and regulation in connection with the TARP.
To meet the objectives of our Staffing and Compensation Policy, particularly aligning any compensation plan with FNB's goal hierarchy, encouraging and rewarding high levels of individual and corporate performance, and aiding in attracting and retaining qualified executives, consistent with applicable law, the policy sets forth the multiple elements to be incorporated in FNB's executive compensation program:

•	Base salaries;

•	Short-term Performance Incentive Plan;

•	Management Incentive Plan;

•	Other Equity Awards;

•	Certain other benefits; and

•	Employment Agreements.
While base salaries are important to provide competitive and fair compensation to employees, the Board believes that equity incentives focus attention on the long term range objectives of FNB and align the interests of management with those of the shareholders. The Compensation and Nominating Committee focused its attention during 2012 on the structuring and design of a management incentive program for the executive management team and on a senior leader equity plan for other management. The adoption of the management incentive plan was determined to be critical in order to aid in the retention of the executive management team who had been critical to the recapitalization of FNB and now to the efforts of FNB to meet its goals of (1) completing the credit clean up at CommunityOne Bank and Bank of Granite; (2) returning the banks to service in the community; and (3) effectively integrating and merging the banks.
To assist the Compensation and Nominating Committee in developing the management incentive plan and the senior leader equity plan, the Committee hired Pearl Meyer and Partners or PM&P, an independent consulting firm. PM&P assisted the Committee in determining the appropriate levels of equity grants, based on peer group data collected by PM&P, which included market comparables of other financial institutions that had been recently involved in a recapitalization. PM&P also provided advice on the compensation restrictions imposed by TARP and reviewed the proposed plan so that it was consistent with those restrictions. An overall compensation review also was undertaken by the Committee with the assistance of PM&P, in part using proxy and survey data for the Named Executive Officers and other senior executives, to make sure that overall compensation aligned with FNB's peers, FNB's compensation philosophy and goal hierarchy as described in the Staffing and Compensation Policy, and the economic interests of shareholders.
The design and review of the management incentive plan continued throughout 2012 and was adopted by the Board, upon the recommendation of the Compensation and Nominating Committee, on December 20, 2012. It is intended that this plan, which was authorized under the authority of the 2012 Incentive Plan approved by the shareholders at the 2012 Annual Meeting, will aid in the retention of the executive management team through multi-year awards of time and performance based restricted stock and stock options. It also will align the interests of the executive management team with that of the shareholders.
The management incentive plan provides for a combination of stock options and restricted stock awards, including long-term restricted stock awards subject to the vesting requirements and transferability restrictions as required by TARP. Specifically, over the course of the next two years, the plan provides for the granting of up to a total of 433,516 shares of restricted stock and 867,030 options to purchase Common Stock to Messrs. Simpson, Reid, Nielsen, McBryde and Murphy, to Ms. DeSimone and to FNB's outside directors. Fifty percent of the Awards of both restricted stock and options would be time vested and fifty percent would be performance vested over seven years. Performance based restricted stock and stock options would be tied to target stock prices of $22.00, $24.00, $30.00 and $36.00 per share of Common Stock, with 25% of the performance Awards vesting at each price point. The options would have a strike price of $16.00 per share, which is the price at which the investors that participated in the recapitalization of FNB purchased their shares, and would have a 10 year exercise period from the date of grant. A portion of the options would be subject to forfeiture under the TARP rules. In addition, any restricted stock granted during the period in which FNB continues to be subject to the TARP rules would be limited to one third of the executive's total compensation for that year and no vesting of such shares will occur until the later of the second anniversary of the date of the grant or the lifting of the Consent Order imposed by the Office of the Comptroller of the Currency on CommunityOne Bank, dated July 22, 2010, and the Written Agreement imposed on FNB by the Federal Reserve Bank of Richmond, dated October 21, 2010 (collectively, the “Orders”), at which time two thirds of the stock will vest. The remaining one third of the restricted stock would vest on the later of the third anniversary of the date of grant or the lifting of the Orders.
The Awards are subject to clawback if the objective performance measures that will be used to determine the Awards are later restated or otherwise determined to be illusory by the Board, or if such clawback is otherwise required by applicable law.
In addition, during 2012, the Compensation and Nominating Committee discussed the terms and conditions of a senior leader equity award plan and a short term incentive plan that also would be approved under the 2012 Incentive Plan. The senior leader equity award plan is intended for certain officers other than the top six Executive Officers and is designed to assist in FNB implementing its compensation program consistent with the objectives of our Staffing and Compensation Policy, including its goal hierarchy of first risk management, second, profitability and third, growth, and aligning the interests of management with that of shareholders. The short term incentive plan is expected to be an annual cash bonus plan intended to apply to all employees, consistent with our Staffing and Compensation Policy. Neither the senior leader equity award plan nor the short term incentive plan was adopted as of December 31, 2012, but both are expected to be approved and put in place in the second quarter of 2013.
Compensation Program
The compensation for the Named Executive Officers consists of base salary and potentially a bonus, and restricted stock and stock option awards issued under the management incentive plan and certain other benefits. The purpose of base salary is to provide competitive and fair base compensation that takes into consideration the scope and impact of the position within FNB. Salaries are not to be excessive in relation to similar positions at similar-sized and situated institutions. Base salaries are reviewed annually in consideration of job responsibilities, competitive market practice and executive performance. The Compensation and Nominating Committee reviews and recommend to the Board the base salary for the Chief Executive Officer. The Committee also assists the Chief Executive Officer in setting compensation for the President, Chief Financial Officer, Chief Risk Officer, and the Bank's General Counsel. Salaries are evaluated annually to reflect individual experiences, expertise, performance and contributions in the role.
The base salary for Brian E. Simpson, Chief Executive Officer, was approved as part of his employment agreement, which was executed on the date of the Recapitalization. His base salary at $500,000, effective upon October 21, 2011, remained unchanged for 2012. The salaries for the other Named Executive Officers were also approved as part of their Employment Agreements, which were executed on the date of the Recapitalization. Base salaries for the other Named Executive Officers are: Robert L. Reid, President: $475,000; David L. Nielsen, Chief Financial Officer: $475,000; Beth S. DeSimone: $400,000; and Angus M. McBryde, III, Treasurer: $350,000. These other officers' base salaries remained unchanged for 2012.
The Compensation and Nominating Committee utilized two peer groups in reviewing and recommending compensation decisions for the executive officers in 2012, and in designing the management incentive plan. The first peer group consists of banks with significant private equity ownership, and asset sizes ranging from $1.1 billion to $9.1 billion, with a median of $3.6 billion. FNB was at the 42nd percentile in asset size in this group of banks. Recognizing the broad asset range, the emphasis of the analysis was on compensation practices, especially equity allocations and awards. Banks included in this group were: Sterling Financial Corporation; United Community Banks, Inc.; Capital Bank Financial Corporation; National Bank Holdings Corporation; Pacific Capital Bancorp; Central Pacific Financial Corp.; Bond Street Holdings, Inc.; Hampton Roads Bankshares, Inc.; Guaranty Bancorp; Cascade Bancorp; Palmetto Bancshares, Inc. and Park Sterling Corporation.
As a part of its due diligence in reviewing compensation practices, the Compensation and Nominating Committee also reviewed a regional bank peer group. This group of banks were based on asset sizes of $3.6 billion to $8.5 billion, and headquartered primarily in the South, Southeast and the Midwest. The median asset size of this group was $4.9 billion. The larger asset size was utilized to recognize FNB's business strategy to be an acquirer of other institutions. Banks included in this peer group were: National Penn Bankshares, Inc., United Bankshares, Inc., Texas Capital Bancshares, Inc., United Community Banks, Inc., Park National Corporation, First Financial Bancorp., First Commonwealth Financial Corporation, BancFirst Corporation, Webanco, Inc., Pinnacle Financial Partners, Inc., Renasant Corporation, S&T Bancorp, Inc., TowneBank, Union First Market Bankshares Corporation, SCBT Financial Corporation, First Financial Bankshares, Inc., Bank of the Ozarks, Inc., Sandy Spring Bancorp, Inc. and Home BancShares, Inc. As noted, the base salaries for Messrs. Simpson, Reid, and Nielsen and Ms. DeSimone were not increased based on the reviews of these peer banks.
FNB and CommunityOne Bank have entered into employment agreements with each of the Named Executive Officers. The employment agreements provide for a three (3) year term at the annual base salaries listed above, and have substantially similar terms except for the base salaries and potential bonus opportunities. In addition, subject to the applicable TARP compensation restrictions, the FDIC's golden parachute rules (12 U.S.C. § 1828(k) and 12 C.F.R. Part 359) and other applicable restrictions (together the “Compensation Rules”), each Named Executive Officer is eligible to (a) receive annual bonuses at a target level of 100% of base salary (subject to the achievement of performance conditions to be established by the Compensation and Nominating Committee), and (b) participate in FNB's long term cash and equity award and equity-based programs. While subject to the Compensation Rules, the Named Executive Officer's incentive compensation opportunities will be adjusted as necessary to comply with such rules. The employment agreements also provide for benefits upon certain termination of employment and change in control events. See “Payments Upon Termination or Change in Control” below for more information.
The employment agreements provide that each Named Executive Officer is eligible to participate in medical, dental and life insurance plans and other customary benefit plans (except that neither Mr. Simpson nor Mr. Reid are eligible to receive medical, dental or life insurance benefits coverage from FNB).
Certain Other Benefits Provided to All Employees
401(k) Savings Plan: FNB sponsors a qualified 401(k) plan to provide a tax-advantaged savings vehicle for employees, including the Named Executive Officers. FNB believes that the 401(k) plan, and its contributions to the plan, increases the range of benefits offered to executives and enhances its ability to attract and retain employees. All regular employees are eligible to participate in the plan.  A portion of the employee contributions are matched by FNB based on the plan formula, which is $.50 for each dollar on the first 6% of eligible pay deferred by the employee under the plan.  An additional discretionary employer contribution may be made each year. Based on FNB's performance, no discretionary contribution was made for 2012.  FNB established its limit on its matching contributions by reference to market and peer practices. All employer contributions to the 401(k) plan, both matching amounts and discretionary amounts, are made in cash. The 401(k) plan is FNB's primary retirement benefit plan. This plan was amended and restated in early July, 2012 into the CommunityOne 401(k) Plan. The Named Executive Officers participate in this plan, subject to the same rules as all other employees.
Other Core Benefits: FNB strives to provide its employees a set of core benefits, including medical, dental, disability and life insurance coverage that are competitive with those offered by comparable banks and employers. FNB also believes that providing benefits that are usual and customary within its peer group assists FNB in attracting and retaining key executive talent. The Named Executive Officers, with the exception of Mr. Simpson and Mr. Reid, participate in these benefits on the same terms as other eligible employees of FNB. Mr. Simpson and Mr. Reid are not eligible to participate in the bank's health, dental or life insurance programs.
Perquisites: Perquisites represent a very small part of FNB's overall compensation package, and primarily consist of the exclusive use of an automobile, or an automobile allowance. Automobiles were provided to Mr. Simpson and Mr. Reid in 2012, with FNB paying all operating and service expenses, including automobile insurance, related to the vehicle. Executives are responsible for reporting the amount of personal use of company cars to FNB, so that the taxable income from such use can be reported in the executives' compensation. Mr. Nielsen receives an annual car allowance of $7,200 that is fully taxable compensation. The Compensation and Nominating Committee reviews annually the perquisites and other personal benefits provided to senior management.
Tax Considerations
It is the intent of FNB and the Compensation and Nominating Committee that all incentive payments be deductible unless maintaining such deductibility would undermine FNB's ability to meet its primary compensation objectives or is otherwise not in its best interests. FNB also takes into account the tax effects of various forms of compensation and the potential for excise taxes to be imposed on the executive officers that might have the effect of frustrating the purpose of the compensation. There are various provisions of the Internal Revenue Code considered when making compensation decisions.
Section 162(m)
Section 162(m) of the Internal Revenue Code limits the deductibility for federal income tax purposes of compensation paid to the Chief Executive Officer and the next four most highly compensated executive officers of FNB. Under Section 162(m), compensation paid to each of these officers in excess of $1 million per year is not deductible unless it qualifies as “performance based compensation.” As described below, FNB was required under TARP regulations to agree to lower the tax deduction limit to $500,000 and that the performance based compensation exception would not apply. The Compensation and Nominating Committee did not consider the deductibility limits in making its compensation decisions for any of the Named Executive Officers for the 2012 fiscal year, as the Board determined not to compensate any Named Executive Officer in excess of the deductibility limits. However, the Committee's policy is to design and administer compensation programs that meet the objectives set forth above and to reward executives for corporate performance that meets established financial goals and, to the extent reasonably practicable and consistent with its other compensation objectives, to maximize the amount of compensation expense that is tax deductible by FNB.
 Section 409A
Amounts deferred under FNB's nonqualified deferred compensation programs after December 31, 2004 are subject to Internal Revenue Code Section 409A, which governs when elections for deferrals of compensation may be made, the form and timing permitted for payment of such deferred amounts, and the ability to change the form and timing of payments initially established. Section 409A imposes sanctions for failure to comply, including accelerated income inclusion, a 20% penalty and an interest penalty. FNB has amended its plans as necessary to comply fully with the final Section 409A regulations.
Executive Compensation Standards of TARP
As noted, on February 13, 2009, FNB sold $51.5 million of newly issued shares of FNB Series A Preferred Stock to the U.S. Treasury as part of FNB's participation in the CPP of the TARP. As a result of participating in the CPP, FNB adopted the U.S. Treasury's standards for executive compensation and corporate governance. While as part of the Recapitalization, FNB entered into a TARP Exchange Agreement with the U.S. Treasury, pursuant to which the U.S. Treasury exchanged the Preferred Stock it held for FNB Common Stock, the TARP Exchange Agreement requires FNB to continue to meet the compensation standards for as long as the U.S. Treasury owns FNB common stock. These executive compensation standards apply to FNB's Named Executive Officers as well as certain other employees. Key features of these standards, which have been amended and strengthened over time by changes in federal law, include:

•
A prohibition of the payment or accrual of any “bonus, retention award, or incentive compensation” to the five most highly-compensated employees for as long as any TARP CPP related obligations are outstanding, subject to an exception for “long-term restricted stock” that meets certain requirements imposed under TARP (the “Bonus Prohibition”);

•
Prohibition on any payment to any Senior Executive Officer (“SEOs,” i.e., the Named Executive Officers) or any of the next five most highly-compensated employees upon a change in control or upon termination of employment for any reason for as long as any TARP CPP obligations remain outstanding (collectively, “Golden Parachute Payment Prohibition;” a golden parachute payment is used to describe any payment to an SEO in consequence of a “departure from FNB for any reason, except for payments for services performed or benefits accrued).

•
Recovery or “clawback” of any bonus or other incentive payment made on the basis of materially inaccurate financial or other performance criteria that is paid to the next 20 most highly-compensated employees in addition to the SEOs;

•
A requirement that the Chief Executive Officer and Chief Financial Officer provide a written certification in FNB's annual filings with the SEC of compliance with the executive compensation restrictions under TARP;

•	Implementation of a company-wide policy regarding excessive or luxury expenditures;

•	Limits on tax deduction for compensation paid to the Chief Executive Officer, Chief Financial Officer or any of the three most highly-compensated executive officers of $500,000 annually;

•	Prohibition on payment of tax gross-ups to any SEO or any of the next 20 most highly-compensated employees in addition to the SEOs; and

•	Inclusion in a participant's proxy statements for annual shareholder meetings of a non-binding “say on pay” proposal to allow a shareholder vote to approve executive compensation.
In addition, at least every six months, the Compensation and Nominating Committee must discuss, evaluate, and review with the TARP recipient's Chief Risk Officer the compensation arrangements to ensure that: (i) the SEO compensation plans do not encourage the SEOs to take unnecessary and excessive risks that threaten the value of the TARP recipient, (ii) the employee compensation plans do not pose unnecessary risks to the TARP recipient, and (iii) the employee compensation plans do not encourage the manipulation of reported earnings of the TARP recipient to enhance the compensation of any of the TARP recipient's employees. The Compensation and Nominating Committee must provide certifications to this effect within its Compensation Benefits Committee Report. FNB has been in compliance with these requirements.
Letter Agreements with SEOs and other Highly-Compensated Employees
At the time FNB received its TARP CPP assistance, the SEOs agreed in writing to restrictions on their compensation resulting from FNB's participation in the TARP CPP. These amendments, among other things: (1) prohibit FNB from paying any “excess parachute payments” within the meaning of Section 280G(b) of the Code during any CPP covered period; (2) subjects any bonus and incentive compensation paid during a CPP covered period to recovery or clawback if the payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria (as noted above); and (3) noted that each compensation, bonus, incentive, change-in-control and other benefit plan is amended to the extent necessary to give effect to provisions (1) and (2).
Each of the Named Executive Officers as of the Recapitalization on October 21, 2011 signed a Waiver of Rights in consideration of the benefits received as an employee of a TARP recipient; and signed a letter acknowledging compliance with TARP requirements and agreed to consent to all modifications or amendments to any of FNB's benefit plans, arrangements and agreements, including employment, change-of-control and severance agreements, as may be required. Ms. DeSimone signed these documents in March, 2012.
At the beginning of each calendar year, the Chief Human Resources Officer of FNB reviews the total compensation received by employees and compiles a list of the SEOs and the 20 next most highly compensated employees. Management reviews the list to ascertain that each employee on the list has signed a TARP waiver and letter. Any employee whose compensation is in the top 25 most highly compensated is required to sign the waiver and letter as a condition of employment.
 Compensation Consulting and Advisory Services Fees
As noted, the Compensation and Nominating Committee engaged PM&P to work on a variety of projects relative to compensation and governance during 2012. These projects included assistance in the design of the management incentive plan, the senior leader equity award plan and the short term incentive plan, the development of peer groups and use of survey data to review overall executive compensation and the equity awards in the management incentive plan, advice concerning compliance with the Compensation Rules of TARP, assistance in the development of an evaluation process for the Board, the Chief Executive Officer and senior management, and the performance of benchmarking services for certain employee positions, and a revision to FNB's salary range structure. No non-compensation related services were provided to FNB by this consulting firm.
PM&P has concluded that it has maintained its independence as a consultant for FNB during 2012 pursuant to the standards set forth in the Dodd Frank Act and SEC guidance. PM&P has had regular discussions with only the Compensation and Nominating Committee during 2012, and the Compensation and Nominating Committee pre-approved all services provided by PM&P to FNB during 2012.
The following shows the consulting fees paid by FNB to PMP, as an adviser to the Compensation and Nominating Committee of the Board for the calendar year 2012:

Consulting Fees for Executive Compensation Research:	$104,397
Other Compensation and Consulting Projects:	$22,129
Total	$126,526
Consulting Fees for Executive Compensation Research: This category consists of fees billed for professional services rendered for work for the Compensation and Nominating Committee in development of the management incentive plan, including development of the peer group of recently recapitalized banks and a separate peer group of regional banks, a compensation review of executive officers using proxy and survey data, consultation regarding TARP restrictions around the management incentive plan and recommendations regarding equity awards for the Chief Executive Officer, Named Executive Officers, and other senior executives. These fees also include development of an evaluation process for the Chief Executive Officer and senior management positions, board evaluation process, and data on the rationale for and the prevalence of staggered boards.
Other Compensation and Consulting Projects: This category consists of fees billed for professional services rendered for management, under the direction of the Compensation and Nominating Committee, who had access to all project materials. These projects included consultation on equity awards to bank employees below the senior management level, compensation benchmarking for certain employee positions, assistance with job descriptions, assistance with salary grade structure, assistance with annual performance incentive plans below the Named Executive Officer level and assistance with data regarding market based severance practices.

REPORT OF THE COMPENSATION AND NOMINATING COMMITTEE

The Compensation and Nominating Committee has reviewed and discussed the “Compensation Discussion and Analysis” included in this proxy statement with management. Based on such review and discussion, the Compensation and Nominating Committee has recommended to the Board that the “Compensation Discussion and Analysis” be included in this proxy statement for filing with the SEC.
Further, the Compensation Committee certifies that:

(1)
It has reviewed with senior risk officers the SEO compensation plans and has made all reasonable efforts to ensure that these plans do not encourage SEOs to take unnecessary and excessive risks that threaten the value of FNB;

(2)	It has reviewed with senior risk officers the employee compensation plans and has made all reasonable efforts to limit any unnecessary risks these plans pose to FNB; and

(3)	It has reviewed the employee compensation plans to eliminate any features of these plans that would encourage the manipulation of reported earnings of FNB to enhance the compensation of any employee.
In accordance with the above certifications, the Compensation and Nominating Committee of FNB completed a review of all applicable incentive plans (defined broadly as cash plans, equity plans, employment agreements and executive benefits plans) in place during fiscal year 2012. The assessment of the incentive plans was performed by key members of FNB's Human Resources and Risk Management personnel, and entailed discussions of each plan's design and operation. The findings were reviewed by both senior management and the Compensation and Nominating Committee.
Similar semi-annual risk reviews of FNB's incentive plans are also conducted as a part of FNB's compliance with the requirements of TARP. The purpose of these semi-annual reviews is to determine whether the risks related to the design and operation of these plans, if present, are reasonably likely to have a material adverse effect on FNB. We believe that our compensation policies and practices do not encourage excessive risk-taking and are not reasonably likely to have a material adverse effect on FNB. During 2012, the Named Executive Officers and other executive management received base cash compensation and Messrs. Simpson, Reid and Nielsen and Ms. DeSimone were granted long-term restricted stock units that comply with the Compensation Rules of the TARP. No bonuses have been awarded, consistent with those Compensation Rules. Mr. Lavoie retired on December 31, 2012.
A Short Term Performance Incentive Plan and a Senior Equity Award Plan are currently being considered in compliance with the requirements of the new Staffing and Compensation Policy, but have not yet been adopted as of March, 2013. The policies which have been approved by the Board and implemented by management since the Recapitalization include strong adherence and compliance with all applicable legal requirements and guidance and best practices, including without limitation, those requirements imposed by the TARP for as long as FNB remains a participant.
CommunityOne Bank maintains a commission and bonus plan for its mortgage loan officers and commission plans for licensed bank employees in the consumer banking area, and for financial consultants in the wealth management area. The Bank also maintains a referral fee initiative program for the wealth management area. Each of these plans have strict criteria that must be met for the eligible employee to qualify for payments, and in the case of the mortgage loan officer program, a clawback is in place if loans made by the loan officer is later deemed nonsaleable or the loan becomes 90 days past due within 24 months after origination. Each of these plans have been reviewed and approved by FNB's Compensation and Nominating Committee.
FNB has otherwise ensured that employee compensation plans do not encourage the manipulation of reported earnings through its approval process for any bonus or incentive payments. Any compensation changes require sign-off by the employee's manager and review by a member of Human Resources. Incentive, commission and bonus payments require the approval of the appropriate manager, and/or a member of the finance department and FNB's Chief Human Resources Officer. Each of the Senior Executive Officers have executed a clawback provision consistent with the requirements of the CPP. These clawbacks mandate the recovery of any bonus or other incentive payment made on the basis of materially inaccurate financial or other performance criteria. In addition, under the Staffing and Compensation Policy approved by the Board in January, 2013, all incentive and commission plans must be reviewed by the Compensation and Nominating Committee and recommended for approval by the Board. In addition, the Policy outlines the specific requirements of all compensation plans within FNB, including that “compensation programs must not encourage excessive risk-taking or reward temporary or illusory performance.”
After a careful evaluation of the FNB employee incentive plans, the Committee has concluded that FNB's incentive compensation plans:

(1)	do not encourage the Senior Executive Officers to take unnecessary and excessive risks that could threaten the value of FNB;

(2)	are structured to limit the plans' potential for generating unacceptable risk that could materially affect the value of FNB; and

(3)	are not structured to created substantial opportunities to benefit due to material manipulation of financial results.

Compensation and Nominating Committee Members
Louis A. Schmitt, Jr. Chair,
Austin A. Adams
John J. Bresnan
Scott B. Kauffman

Summary Compensation Table

The following table shows the compensation of the Named Executive Officers. The Named Executive Officers were not employed by FNB in 2010.

Name and Principal Position (1)	Year	Salary	Bonus	Stock Awards (2)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation (3)	Total ($)

Brian Simpson Chief Executive Officer	2011	$94,872	0	$0	$0	0	0	$550,000	$644,872
	2012	$500,000	0	$250,000	$0	0	0	$9,798	$759,798
Robert Reid President	2011	$90,128	0	$0	$0	0	0	$550,328	$640,456
	2012	$475,000	0	$237,500	$0	0	0	$9,532	$722,032
David Nielsen Chief Financial Officer	2011	$90,128	0	$0	$0	0	0	$550,000	$640,128
	2012	$475,000	0	$237,500	$0	0	0	$14,325	$726,825
Beth S. DeSimone General Counsel	2011	$51,795	0	$0	$0	0	0	$0	$51,795
	2012	$400,000	0	$200,000	$0	0	0	$7,500	$607,500
Angus McBryde Treasurer	2011	$66,410	0	$0	$0	0	0	$380,000	$446,410
	2012	$350,000	0	$175,000	$0	0	0	$5,206	$530,206

(1)	Messrs. Simpson, Reid and Nielsen joined the company on October 21, 2011 in connection with the Recapitalization. Ms. DeSimone joined the company on November 16, 2011.

(2)
On December 28, 2012, a total of 110,059 shares of long term restricted stock were granted by the Board to the top six officers of FNB pursuant to the 2012 Incentive Plan, valued at the closing price of FNB common stock on the grant date. Under the terms of the awards, 2/3rds of the restricted stock vests on the later of the lifting of the Consent Orders or the second anniversary of the date of grant and the final 1/3 of the stock vests on the later of the lifting of the Consent Orders or the third anniversary of the date of grant.

(3)	All Other Compensation for 2012 for the Named Executive Officers includes the total of the following benefits and perquisites:

Named Executive Officer	Automobile Allowance	Employer 401(k) Match	Total
Brian Simpson	$2,298	$7,500	$9,798
Robert Reid	$2,032	$7,500	$9,532
David Nielsen	$2,032	$7,125	$14,325
Beth DeSimone	$—	$7,500	$7,500
Angus McBryde	$—	$5,206	$5,206

2012 Grants of Plan-based Awards

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)

Brian E. Simpson	December 28, 2012	22,461	$250,000
Robert L. Reid	December 28, 2012	21,338	$237,500
David L. Nielsen	December 28, 2012	21,338	$237,500
Beth S. DeSimone	December 28, 2012	17,969	$200,000
Angus M. McBryde, III	December 28, 2012	15,723	$175,000
Gregory P. Murphy	December 28, 2012	11,230	$125,000

On June 21, 2012, FNB shareholders approved the FNB 2012 Incentive Plan, which provides for the grant of stock options, restricted stock and other stock-based awards, as well as cash-based performance awards. A total of 600,000 shares have been authorized for issuance under the 2012 Incentive Plan, and the maximum number of shares of FNB common stock with respect to which an employee may be granted awards under the 2012 Incentive Plan during any calendar year period is 50,000 shares. On December 28, 2012, a total of 110,059 shares of restricted stock were issued under the 2012 Incentive Plan to the top six officers of FNB. Under the terms of the awards, 2/3rds of the restricted stock vests on the later of the lifting of the Consent Orders or the second anniversary of the date of grant and the final 1/3 of the stock vests on the later of the lifting of the Consent Orders or the third anniversary of the date of grant.
Outstanding Equity Awards at Fiscal Year-end
The following table provides information for each of our Named Executive Officers regarding outstanding unvested restricted stock awards held by those officers as of December 31, 2012. Market values for outstanding stock awards, which only include 2012 grants, are based on the closing price of FNB stock on December 31, 2012 of $11.60 per share.

	Stock Awards
Name	Number of Shares or Units of Stock that have Not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)

Brian E. Simpson	22,461	$260,548
Robert L. Reid	21,338	$247,521
David L. Nielsen	21,338	$247,521
Beth S. DeSimone	17,969	$208,440
Angus M. McBryde, III	15,723	$182,387
Gregory P. Murphy	11,230	$130,268

The following table sets forth information on outstanding equity awards under FNB's equity compensation plans as of December 31, 2012.

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (1)
Equity Compensation Plans Approved by Shareholders	1,125	$1,963.29	489,941
Equity Compensation Plans Not Approved by Shareholders (2)	—	—	—

Total	1,125	$1,963.29	489,941
(1)
The number of securities remaining available for issuance at December 31, 2012 excludes the number of securities to be issued upon exercise of any outstanding options and reflects 489,941 securities issuable under the FNB United Corp. 2012 Incentive Plan.

(2)	There were no equity compensation plans at December 31, 2012 that had not been approved by shareholders.

Option Exercises and Stock Vested
The Named Executive Officers did not own any stock options and no restricted shares vested in 2012.
Nonqualified Deferred Compensation
FNB does not provide employees with non-qualified deferred compensation opportunities, nor does it offer non-qualified defined contribution plans.

PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The discussion and tables below reflect the estimated amount of compensation that each of the Named Executive Officers of FNB would be entitled to in the event of termination of such executive's employment. The amounts shown assume a termination date of December 31, 2012. Such amounts are estimates. They do not include compensation and benefits available to all of FNB's general employees on a non-discriminatory basis. “COC” refers to a change of control event, as defined by the employment agreement with each officer. All agreements are compliant with Internal Revenue Code Section 409A. At the time of separation from service, if a Named Executive Officer is a specified employee as defined under Section 409A, payments will be delayed for six months as necessary to remain compliant with Section 409A. Federal law prohibits all golden parachute payments (other than for services performed or benefits accrued, and payments in the event of a death or disability), among other circumstances, to the Named Executive Officers and the next five most highly compensated employees of entities, such as FNB, that has received financial assistance under the CPP of the TARP. The table below shows the amounts payable under these provisions and those payable were FNB not a TARP recipient. Messrs. Simpson, Reid and Nielsen and Ms. DeSimone were granted long-term restricted stock on December 28, 2012. None of the restricted stock awards have vested and therefore all awards would be forfeited if termination occurred on the hypothetical termination date of December 31, 2012. Thus, these awards are not reflected in the table or in the discussion below.

Compensation and/or Benefits Payable Upon Termination	Voluntary Termination by Executive	Termination by FNB Without Cause or by the Executive For Good Reason	Termination by the Executive For Good Reason & COC	Death	Disability
Brian E. Simpson, Chief Executive Officer
Two times salary plus target bonus	N/A	2,000,000	2,000,000	N/A	N/A
Total Allowable under TARP	—	—	—	—	—
Robert L. Reid, President
Two times salary plus target bonus	N/A	1,900,000	1,900,000	N/A	N/A
Total Allowable under TARP	—	—	—	—	—
David L. Nielsen, Executive Vice President and Chief Financial Officer
Two times salary plus target bonus	N/A	1,900,000	1,900,000	N/A	N/A
Total Allowable under TARP	—	—	—	—	—
Beth S. DeSimone. Executive Vice President, Secretary, General Counsel
Two times salary plus target bonus	N/A	1,600,000	1,600,000	N/A	N/A
Total Allowable under TARP	—	—	—	—	—
Angus M. McBryde, III Executive Vice President and Treasurer
Two times salary plus target bonus	N/A	1,400,000	1,400,000	N/A	N/A
Total Allowable under TARP	0	—	—	0	0

Subject to the Compensation Rules, in the event that a Named Executive Officer's employment is terminated by FNB without “cause” or by the Named Executive Officer for “good reason,” the Named Executive Officer is entitled to severance benefits as follows: (a) a cash payment equal to two times the sum of (i) his base salary and (ii) an annual bonus amount; and (b) accelerated vesting of any FNB United equity compensation awards held by the Named Executive Officer. If FNB terminates any of the Named Executive Officers for cause, FNB will have no obligations to the executive after the date of termination.
The employee agreements define “good reason” to mean, unless the executive has consented in writing thereto:

•	A material diminution in the executive's duties and responsibilities or authority or any material adverse change in the executive's base compensation;

•
A relocation of the executive's primary work location more than thirty (30) miles from Asheboro, North Carolina (other than any relocation to Charlotte, North Carolina or a location within thirty (30) miles thereof);

•	A material breach of the Employment Agreement by FNB or CommunityOne Bank; or

•	A “Change in Control.”
A “Change in Control” is deemed to have occurred, if:

•
any person (other than an employee benefit plan of FNB or its affiliates; or either anchor investor in the Recapitalization) is or becomes the beneficial owner of more than 25% of FNB voting stock, if at such time, the voting power of the stock owned by that person exceeds the voting power represented by the stock owned by the anchor investors in the Recapitalization;

•
FNB consummates a merger, consolidation, share, exchange, division or other reorganization or transaction with any other corporation, other than a transaction that results in FNB voting securities continuing to represent at least 60% of the combined voting power of the surviving entity immediately after the transaction;

•	the FNB shareholders approve a plan of complete liquidation or winding up of FNB;

•	the consummation of a sale or disposition of all or substantially all of FNB's assets; or

•	during any 24 consecutive month period, individuals who at the beginning of such period constituted the FNB Board cease for any reason to constitute at least a majority of the Board.
Furthermore, during the time any of the Named Executive Officers are employed by FNB or CommunityOne Bank and for twenty four (24) months following termination of the executives employment without cause or for “good reason,” and a severance payment has been made, the executive may not, without the written consent of FNB or CommunityOne Bank, directly or indirectly own any interest in, manage, operate, control, be employed by, render consulting or advisory services to, or participate in or be connected with the management or control of any company in the banking or financial services business within any of the counties of North Carolina or any other state in which FNB, CommunityOne Bank or any of its affiliates then conduct business, subject to certain exceptions involving passive investment or employment at a banking or financial services business having duties, activities and responsibilities wholly unrelated to those duties activities and responsibilities performed by the executive for FNB, CommunityOne or their affiliates. The executive also may not solicit any FNB customer to discontinue using FNB's, CommunityOne Bank's or any other affiliate's services or interfere with or disrupt any relationship between FNB and its affiliates and any employee, customer, supplier, principals, distributor, lessors or licensors.
Pursuant to the management incentive plan, the Board on December 28, 2012 granted Messrs. Simpson, Reid, Nielsen, McBryde and Murphy and Ms. DeSimone a total of 110,059 shares of restricted stock, valued at the closing price of FNB Common Stock on the grant date. The terms of the awards are designed to comply with the Compensation Rules imposed under the TARP. Under the terms of the grant agreement entered into with each executive, two thirds of the restricted stock award vests on the later of the lifting of the Orders, or the second anniversary of the date of grant and the final one third of the stock award vests on the later of the lifting of the Orders or the third anniversary of the date of grant. In the event of termination of service, unvested shares will be immediately and automatically forfeited, with the following exceptions:

•
In the event of retirement, death or disability occurring within the twelve-month period prior to the second anniversary of the grant date, to the extent permitted by the Orders, if still in effect at that time, the participant will become vested in two thirds of the awards.

•
In the event of retirement. death or disability occurring within the twelve-month period prior to the third anniversary of the grant date, to the extent permitted by the Orders, if still in effect at that time, the participant will become immediately vested in the full award.

•	In the event of termination for “good reason” or without cause, any unvested awards, to the extent permitted by the Orders if still in effect at the time, will become immediately vested.

•	Any portion of the executive's award that is unvested in the event of a Change in Control will become immediately vested, to the extent permitted by the Orders.
The grant agreement defines “good reason” to mean:

•	A material diminution in the executive's duties and responsibilities or authority, or any material adverse change in the executive's base compensation;

•
A relation of the executive's primary work location more than thirty miles from Asheboro, North Carolina (other than any relocation to Charlotte, North Carolina or a location within thirty miles thereof); or

•	Any material breach of the grant agreement by FNB, subject in each case to a cure period.
Unvested shares may not be sold, assigned, pledged, exchanged, hypothecated or otherwise disposed of or transferred and any attempt to do so will result in forfeiture of the stock. The executive otherwise has the right to vote the shares and to receive dividends declared on them (if any).
Termination for Cause
If FNB terminates any of the Named Executive Officers for cause, FNB will have no obligations to the executive after the date of termination. The employment agreements with the Named Executive Officers each defined “cause” as termination (after an opportunity to cure) on account of the executive's incompetence or dishonesty in his performance, deliberate neglect of, willful malfeasance or misconduct, or continued failure to substantially perform duties reasonably assigned to the executive by FNB or CommunityOne Bank; a material breach of the agreement or any written FNB policy; willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease and desist order; or any felony or misdemeanor involving a “presumptive disqualifier,” which is defined to include fraud, moral turpitude, dishonesty, breach of trust or fiduciary duties, organized crime or racketeering, or violation of the securities, financial institution, or housing authority laws or regulations, or violation of the rules, regulations, codes of conduct or ethics of a self-regulatory trade or professional organization.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee oversees FNB's financial reporting process on behalf of the Board. The Audit Committee also is directly responsible for appointing, compensating and overseeing the work of FNB's independent auditors. The Audit Committee meets with FNB's internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of FNB's internal controls and the overall quality of FNB's financial reporting. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls.
In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited financial statements of FNB as of and for the year ended December 31, 2012 with management and Dixon Hughes Goodman LLP, the corporation's independent accountants. The Audit Committee also discussed with FNB's independent auditors all matters required by standards of the Public Company Accounting Oversight Board (PCAOB), including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees,” and discussed and reviewed the results of the independent auditors' examination of the financial statements. The Audit Committee also obtained from the independent auditors the written disclosures and a formal written statement describing all relationships between the auditors and FNB that might bear on the auditors' independence consistent with PCAOB Rule 3526 “Communication with Audit Committees Concerning Independence.” The Audit Committee discussed with the auditors any relationships that may have an impact on their objectivity and independence and satisfied itself as to the auditors' independence. The Audit Committee also determined that the provision of the other non-audit services described under “Independent Auditors - Disclosure of Audit Fees” by Dixon Hughes Goodman LLP to FNB is compatible with maintaining Dixon Hughes Goodman LLP's independence.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, that FNB's audited financial statements be included in FNB's Annual Report on Form 10-K for the year ended December 31, 2012, for filing with the Securities and Exchange Commission.
Submitted by the Audit Committee of FNB United Corp. Board of Directors:
Audit Committee Members
Jerry R. Licari - Chairman
R. Reynolds Neely, Jr.,
J. Chandler Martin
Boyd C. Wilson, Jr.

In accordance with and to the extent permitted by applicable law or regulation, the information contained in the Report of the Audit Committee and the Audit Committee Charter will not be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, and will not be deemed to be soliciting material or to be filed with the SEC under the Exchange Act.

FUTURE SHAREHOLDER PROPOSALS

Any proposal that a FNB shareholder may intend to present at the 2014 FNB Annual Meeting of Shareholders must be received in writing by the Secretary of FNB, at FNB's Administrative Office (its principal executive offices), located at 150 South Fayetteville Street, P.O. Box 1328, Asheboro, North Carolina 27204, no later than January 15, 2014. If the proposal complies with all of the requirements of Rule 14a-8 under the Exchange Act, the proposal will be considered for inclusion in FNB's proxy statement and form of proxy relating to such meeting.

Notice to FNB of a shareholder proposal or director nomination by a shareholder submitted otherwise than pursuant to Rule 14a-8 must be submitted in writing to the Secretary of FNB at FNB's Administrative Office (its principal executive offices), located at 150 South Fayetteville Street, P.O. Box 1328, Asheboro, North Carolina 27204, no later than March 31, 2014, and the persons named in the proxies solicited by the Board for its 2014 Annual Meeting of Shareholders may exercise discretionary voting power with respect to any such proposal as to which FNB does not receive a timely notice. Such proposals should be submitted by means that permit proof of the date of delivery, such as certified mail, return receipt requested.

OTHER MATTERS

Management knows of no other matters to be brought before the Annual Meeting. In accordance with the FNB Bylaws, no persons other than FNB's nominees may be nominated for director election or elected at the Annual Meeting. However, should any other matter requiring a vote of the shareholders properly come before the meeting, the persons named in the enclosed proxy will vote the shares represented by the proxies on such matter as determined by a majority of the Board. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.
By Order of the Board of Directors,

Beth S. DeSimone
Secretary

WE HAVE MAILED TO EACH PERSON BEING SOLICITED BY THE PROXY STATEMENT A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2012 (AS FILED WITH THE SEC, INCLUDING THE FINANCIAL STATEMENTS THERETO). WE WILL PROVIDE WITHOUT CHARGE TO EACH PERSON BEING SOLICITED BY THE PROXY STATEMENT, UPON THE WRITTEN REQUEST OF SUCH PERSON, ADDITIONAL COPIES OF OUR FORM 10-K. PLEASE DIRECT ALL SUCH REQUESTS TO: INVESTOR RELATIONS, 150 SOUTH FAYETTEVILLE STREET, P.O. BOX 1328, ASHEBORO, NORTH CAROLINA 27204. IN ADDITION, THE FORM 10-K AND EXHIBITS ARE AVAILABLE ON THE INTERNET AT WWW.COMMUNITY1.COM. THE FORM 10-K IS NOT PART OF THESE SOLICITATION MATERIALS.

THE BOARD HOPES THAT SHAREHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. SHAREHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN IF THEY HAVE SENT IN THEIR PROXIES.

Appendix A

Excerpt from Amended and Restated Bylaws of
FNB United Corp.
Showing Amendment to Eliminate Classified Structure of the Board

ARTICLE III

Directors

1.  General Powers. Subject to the Articles of Incorporation, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation be managed under the direction of, its Board of Directors.

2.  Number, Term and Qualifications. The number of directors of the corporation shall be not less than nine (9) nor more than twenty‑five (25), the exact number of directors within such minimum and maximum limits to be fixed and determined from time to time by resolution by a majority of the full Board of Directors or by resolution of the shareholders at any annual or special meeting thereof.

~~The Board of Directors shall be divided into three classes, which shall be as nearly equal in number as possible. In the event of a change in the number of directors, the Board of Directors shall determine the class or classes to which the increased or decreased number of directors shall be apportioned; provided, however, that no decrease in the number of directors shall affect the term of any director then in office. The directors elected at the 1995 Annual Meeting of Shareholders shall be designated as Class I Directors, Class II Directors and Class III Directors at the time of their election and shall have terms of office as follows: the term of office of Class I Directors shall expire at the 1996 Annual Meeting of Shareholders, the term of office of Class II Directors shall expire at the 1997 Annual Meeting of Shareholders, and the term of office of Class III Directors shall expire at the 1998 Annual Meeting of Shareholders, with the members of each class of directors to hold office until their successors are elected and qualified. At each Annual Meeting of Shareholders subsequent to the 1995 Annual Meeting of Shareholders, directors elected to succeed those whose terms are expiring shall be elected for a term of office to expire at the third succeeding Annual Meeting of Shareholders and when their respective successors are elected and qualified.~~

Directors need not be residents of the State of North Carolina or shareholders of the corporation, except insofar as such requirements are imposed by national banking laws or by regulations of the Federal Reserve and/or the U.S. Comptroller of the Currency.

3.    Election of Directors. Except as provided in Section 5 of this Article or in the Articles of Incorporation, the directors shall be elected at the annual meeting of shareholders by a plurality of the votes cast.

APPENDIX B

FNB UNITED CORP.
2012 INCENTIVE PLAN

1.Definitions. In the Plan, except where the context otherwise indicates, the following definitions shall apply:
1.1“Affiliate” means a corporation, partnership, business trust, limited liability company, or other form of business organization at least a majority of the total combined voting power of all classes of stock or other equity interests of which is owned by the Company, either directly or indirectly, and any other entity designated by the Committee in which the Company has a significant interest.
1.2“Agreement” means an agreement or other document evidencing an Award. An Agreement may be in written or such other form as the Committee may specify in its discretion, and the Committee may, but need not, require a Participant to sign an Agreement.
1.3 “Award” means a grant of an Option, Restricted Stock, a Restricted Stock Unit, a Performance Award, or an Other Stock-Based Award.
1.4“Board” means the Board of Directors of the Company.
1.5“Code” means the Internal Revenue Code of 1986, as amended.
1.6“Committee” means the Compensation and Nominating Committee of the Board or such other committee(s), subcommittee(s) or person(s) the Board or an authorized committee of the Board appoints to administer the Plan or to make and/or administer specific Awards hereunder. If no such appointment is in effect at any time, “Committee” shall mean the Board. Notwithstanding the foregoing, “Committee” means the Board for purposes of granting Awards to members of the Board who are not Employees, and administering the Plan with respect to those Awards, unless the Board determines otherwise.
1.7“Common Stock” means the Company's common stock, no par value per share.
1.8“Company” means FNB United Corp., a North Carolina corporation, and any successor thereto.
1.9“Date of Exercise” means the date on which the Company receives notice of the exercise of an Option in accordance with Section 7.
1.10“Date of Grant” means the date on which an Award is granted under the Plan.
1.11“Eligible Person” means any person who is (a) an Employee, (b) a member of the Board or the board of directors of an Affiliate, or (c) a consultant or independent contractor to the Company or an Affiliate.
1.12“Employee” means any person who the Committee determines to be an employee of the Company or an Affiliate.
1.13“Exercise Price” means the price per Share at which an Option may be exercised.
1.14 “Fair Market Value” means, as of any date on which the Shares are listed or quoted on a securities exchange or quotation system, and except as otherwise determined by the Committee, the closing sale price of a Share as reported on such securities exchange or quotation system as of the relevant date, and if the Shares are not listed or quoted on a securities exchange or quotation system, then an amount equal to the then fair market value of a Share as determined by the Committee pursuant to a reasonable method adopted in good faith for such purpose; provided, however, that in the case of the grant of an Option that is intended to not provide for a deferral of compensation within the meaning of Section 409A of the Code, Fair Market Value shall be determined pursuant to a method permitted by Section 409A of the Code for determining the fair market value of stock subject to a nonqualified stock option that does not provide for a deferral of compensation within the meaning of Section 409A of the Code.
1.15“Incentive Stock Option” means an Option that the Committee designates as an incentive stock option under Section 422 of the Code.
1.16“Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.
1.17“Option” means an option to purchase Shares granted pursuant to Section 6.
1.18“Option Period” means the period during which an Option may be exercised.
1.19“Other Stock-Based Award” means an Award granted pursuant to Section 11.
1.20“Participant” means an Eligible Person who has been granted an Award.
1.21“Performance Award” means a performance award granted pursuant to Section 10.
1.22“Performance Goals” means performance goals that the Committee establishes, which may be based on satisfactory internal or external audits, achievement of balance sheet or income statement objectives, cash flow, customer satisfaction metrics, achievement of customer satisfaction goals, dividend payments, earnings (including before or after taxes, interest, depreciation, and amortization), earnings growth, earnings per share, economic value added, expenses (including sales, general and administrative expenses), improvement of financial ratings, internal rate of return, market share, geographic expansion, net asset value, net income, net operating gross margin, net operating profit after taxes, net sales growth, operating income, operating margin, comparisons to the performance of other companies, pro forma income, regulatory compliance, return measures (including return on assets, designated assets, capital, capital employed, equity, or stockholder equity, and return versus the Company's cost of capital), revenues, sales, stock price (including growth measures and total stockholder return), comparison to stock market indices, implementation or completion of one or more projects or transactions (including mergers, acquisitions, dispositions, and restructurings), working capital, or any other objective goals that the Committee establishes. Performance Goals may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Performance Goals may be particular to an Eligible Person or the department, branch, Affiliate, or division in which the Eligible Person works, or may be based on the performance of the Company or one or more Affiliates and may cover such period as the Committee may specify.
1.23“Plan” means this FNB United Corp. 2012 Incentive Plan, as amended from time to time.
1.24“Restricted Stock” means Shares granted pursuant to Section 8.
1.25“Restricted Stock Units” means an Award providing for the contingent grant of Shares (or the cash equivalent thereof) pursuant to Section 9.
1.26“Section 422 Employee” means an Employee who is employed by the Company or a “parent corporation” or “subsidiary corporation” (each as defined in Sections 424(e) and (f) of the Code) with respect to the Company, including a “parent corporation” or “subsidiary corporation” that becomes such after adoption of the Plan.
1.27“Share” means a share of Common Stock.
1.28“Ten-Percent Stockholder” means a Section 422 Employee who (applying the rules of Section 424(d) of the Code) owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a “parent corporation” or “subsidiary corporation” (each as defined in Sections 424(e) and (f) of the Code) with respect to the Company.
Unless the context expressly requires the contrary, references in the Plan to (a) the term “Section” refers to the sections of the Plan, and (b) the word “including” means “including (without limitation).”
2.Purpose. The Plan is intended to assist the Company and its Affiliates in attracting and retaining Eligible Persons of outstanding ability and to promote the alignment of their interests with those of the stockholders of the Company.
3.Administration. The Committee shall administer the Plan and shall have plenary authority, in its discretion, to grant Awards to Eligible Persons, subject to the provisions of the Plan. The Committee shall have plenary authority and discretion, subject to the provisions of the Plan, to determine the Eligible Persons to whom it grants Awards, the terms (which terms need not be identical) of all Awards, including without limitation, the Exercise Price of Options, the time or times at which Awards are granted, the number of Shares covered by Awards, whether an Option shall be an Incentive Stock Option or a Nonqualified Stock Option, any exceptions to nontransferability, any Performance Goals applicable to Awards, any provisions relating to vesting, and the periods during which Options may be exercised and Restricted Stock shall be subject to restrictions. In making these determinations, the Committee may take into account the nature of the services rendered or to be rendered by Award recipients, their present and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee in its discretion shall deem relevant. Subject to the provisions of the Plan, the Committee shall have plenary authority and discretion to interpret the Plan and Agreements, prescribe, amend and rescind rules and regulations relating to them, and make all other determinations deemed necessary or advisable for the administration of the Plan and Awards granted hereunder. The determinations of the Committee on the matters referred to in this Section 3 shall be binding and final. The Committee may delegate its authority under this Section 3 and the terms of the Plan to such extent it deems desirable and is consistent with the requirements of applicable law.
4.Eligibility. Awards may be granted only to Eligible Persons, provided that Incentive Stock Options may be granted only to Eligible Persons who are Section 422 Employees.
5.Stock Subject to Plan.
5.1Subject to adjustment as provided in Section 13, the maximum number of Shares that may be issued pursuant to Awards (including Incentive Stock Options) under the Plan is 1,800,000 Shares. Shares issued under the Plan may, in whole or in part, be authorized but unissued Shares or Shares that shall have been, or may be, reacquired by the Company in the open market, in private transactions, or otherwise.
5.2If an Option expires or terminates for any reason without having been fully exercised, if shares of Restricted Stock are forfeited, or if Shares covered by an Award are not issued or are forfeited, the unissued or forfeited Shares that had been subject to the Award shall be available for the grant of additional Awards; provided, however, that in the case of Shares that are withheld (or delivered) to pay the Exercise Price of an Option or withholding taxes pursuant to Sections 7.2, 7.3, or 17, no such withheld (or delivered) Shares shall be available for the grant of Awards hereunder.
5.3Subject to adjustment as provided in Section 13, the maximum number of Shares with respect to which an Employee may be granted Awards under the Plan (whether settled in Shares or the cash equivalent thereof) during any calendar year is 100,000. The maximum number of Shares with respect to which an Employee has been granted Awards shall be determined in accordance with Section 162(m) of the Code.
6.Options.
6.1Options granted under the Plan shall be either Incentive Stock Options or Nonqualified Stock Options, as designated by the Committee. Each Option granted under the Plan shall be a Nonqualified Stock Option unless expressly identified as an Incentive Stock Option, and each Option shall be evidenced by an Agreement that specifies the terms and conditions of the Option. Options shall be subject to the terms and conditions set forth in this Section 6 and such other terms and conditions not inconsistent with the Plan as the Committee may specify. The Committee, in its discretion, may condition the grant or vesting of an Option upon the achievement of one or more specified Performance Goals.
6.2The Exercise Price of an Option granted under the Plan shall not be less than 100% of the Fair Market Value of a Share on the Date of Grant. Notwithstanding the foregoing, in the case of an Incentive Stock Option granted to an Employee who, on the Date of Grant is a Ten-Percent Shareholder, the Exercise Price shall not be less than 110% of the Fair Market Value of a Share on the Date of Grant.
6.3The Committee shall determine the Option Period for an Option, which shall be specifically set forth in the Agreement, provided that an Option shall not be exercisable after ten years (five years in the case of an Incentive Stock Option granted to an Employee who on the Date of Grant is a Ten-Percent Stockholder) from its Date of Grant.
7.Exercise of Options.
7.1Subject to the terms of the applicable Agreement, an Option may be exercised, in whole or in part, by delivering to the Company a notice of the exercise, in such form as the Committee may prescribe, accompanied by (a) full payment for the Shares with respect to which the Option is exercised or (b) to the extent provided in the applicable Agreement, irrevocable instructions to a broker to deliver promptly to the Company cash equal to the exercise price of the Option.
7.2To the extent provided in the applicable Agreement or otherwise authorized by the Committee, payment of the Exercise Price may be made by delivery (including constructive delivery) of Shares (provided that such Shares, if acquired pursuant to an Option or other Award granted hereunder or under any other compensation plan maintained by the Company or any Affiliate, have been held by the Participant for such period, if any, as the Committee may specify) valued at Fair Market Value on the Date of Exercise.
7.3To the extent provided in the applicable Agreement, an Option may be exercised by directing the Company to withhold from the Shares to be issued upon exercise of the Option (or portion thereof) being exercised a number of Shares having a Fair Market Value not in excess of the aggregate Exercise Price of the Option (or portion thereof being exercised), with payment of the balance of the exercise price, if any, being made pursuant to Section 7.1 and/or Section 7.2.
8.Restricted Stock Awards. Each grant of Restricted Stock under the Plan shall be subject to an Agreement specifying the terms and conditions of the Award. Restricted Stock granted under the Plan shall consist of Shares that are restricted as to transfer, subject to forfeiture, and subject to such other terms and conditions as the Committee may specify. Such terms and conditions may provide, in the discretion of the Committee, for the lapse of such transfer restrictions or forfeiture provisions to be contingent upon the achievement of one or more specified Performance Goals.
9.Restricted Stock Unit Awards. Each grant of Restricted Stock Units under the Plan shall be evidenced by an Agreement that (a) provides for the issuance of Shares (or the cash equivalent thereof) to a Participant at such time(s) as the Committee may specify and (b) contains such other terms and conditions as the Committee may specify, including terms that condition the issuance or vesting of Restricted Stock Unit Awards upon the achievement of one or more specified Performance Goals.
10.Performance Awards. Each Performance Award granted under the Plan shall be evidenced by an Agreement that (a) provides for the payment of cash or issuance of Shares to a Participant contingent upon the attainment of one or more specified Performance Goals over such period as the Committee may specify, and (b) contains such other terms and conditions as the Committee may specify. If the terms of a Performance Award provide for payment in the form of Shares, for purposes of Section 5.3, the Performance Award shall be deemed to cover a number of Shares equal to the maximum number of Shares that may be issued upon payment of the Award. The maximum cash amount payable to any Employee pursuant to all Performance Awards granted to an Employee during a calendar year shall not exceed $2 million. The Committee may, in its discretion, grant Performance Awards pursuant to which the amount and payment of the Award is determined by reference to a percentage of a bonus or incentive pool that applies to more than one Participant, and the amount of the bonus or incentive pool may, in the discretion of the Committee, be either fixed in amount or determined based upon the achievement of one or more Performance Goals.
11.Other Stock-Based Awards. The Committee may in its discretion grant stock-based awards (including awards based on dividends) of a type other than those otherwise provided for in the Plan, including the issuance or offer for sale of unrestricted Shares (“Other Stock-Based Awards”). Other Stock-Based Awards shall cover such number of Shares and have such terms and conditions as the Committee shall determine, including terms that condition the payment or vesting of the Other Stock-Based Award upon the achievement of one or more Performance Goals.
12.Dividends and Dividend Equivalents. The terms of an Award may provide a Participant with the right, subject to such terms and conditions as the Committee may specify, to receive dividend payments or dividend equivalent payments with respect to Shares covered by such Award, which payments (a) may be either made currently or credited to an account established for the Participant, (b) may be made contingent upon the achievement of one or more Performance Goals, and (c) may be settled in cash or Shares, as determined by the Committee.
13.Capital Events and Adjustments.
13.1In the event of any change in the outstanding Common Stock by reason of any stock dividend, stock split, reverse stock split, spin-off, split-off, recapitalization, reclassification, combination or exchange of shares, merger, consolidation, liquidation or the like, the Committee shall provide for a substitution for or adjustment in: (a) the number and class of securities subject to outstanding Awards or the type of consideration to be received upon the exercise or vesting of outstanding Awards, (b) the Exercise Price of Options, (c) the aggregate number and class of Shares for which Awards thereafter may be granted under the Plan, and (d) the maximum number of Shares with respect to which an Employee may be granted Awards during any calendar year.
13.2 Any provision of the Plan or any Agreement to the contrary notwithstanding, in the event of a merger or consolidation to which the Company is a party or any sale, disposition or exchange of at least 50% all of the Company's Common Stock or all or substantially all of the Company's assets for cash, securities or other property, or any other similar transaction or event (each, a “Transaction”), the Committee shall take such actions, and make such changes and adjustments to outstanding Awards as it deems equitable, and may in its discretion, cause any Award granted hereunder to be canceled in consideration of a payment (or payments), in such form as the Committee may specify, equal to the fair value of the canceled Award, as determined by the Committee in its discretion. The fair value of an Option shall be deemed to be equal to the product of (a) the number of Shares the Option covers (and has not previously been exercised) and (b) the excess, if any, of the Fair Market Value of a Share as of the date of cancellation over the Exercise Price of the Option. For sake of clarity and notwithstanding anything to the contrary herein, (a) the fair value of an Option would be zero if the Fair Market Value of a Share is equal to or less than the Exercise Price and (b) payments made in cancellation of an Award in connection with a Transaction may be delayed to the same extent that payment of consideration to the holders of Shares in connection with the Transaction is delayed as a result of escrows, earn outs, holdbacks, or any other contingencies.
13.3The Committee need not take the same action under this Section 13 with respect to all Awards or with respect to all Participants. All determinations required to be made under this Section 13 shall be made by the Committee in its discretion and shall be final and binding.
14.Termination or Amendment. The Board may amend or terminate the Plan in any respect at any time; provided, however, that after the stockholders of the Company have approved the Plan, the Board shall not amend or terminate the Plan without approval of (a) the Company's stockholders to the extent applicable law or regulations or the requirements of the principal exchange or interdealer quotation system on which the Common Stock is listed or quoted, if any, requires stockholder approval of the amendment or termination, and (b) each affected Participant if the amendment or termination would adversely affect the Participant's rights or obligations under any Award granted prior to the date of the amendment or termination.
15.Modification, Substitution of Awards.
15.1Subject to the terms and conditions of the Plan, the Committee may modify the terms of any outstanding Awards; provided, however, that (a) no modification of an Award shall, without the consent of the Participant, alter or impair any of the Participant's rights or obligations under such Award, and (b) except as approved by the Company's stockholders and subject to Section 13, in no event may an Option be (i) modified to reduce the Exercise Price of the Option or (ii) cancelled or surrendered in consideration for cash, other Awards, or the grant of a new Option with a lower Exercise Price.
15.2Anything contained herein to the contrary notwithstanding, Awards may, in the discretion of the Committee, be granted under the Plan in substitution for stock options and other awards covering capital stock of another corporation which is merged into, consolidated with, or all or a substantial portion of the property or stock of which is acquired by, the Company or an Affiliate. The terms and conditions of the substitute Awards so granted may vary from the terms and conditions set forth in the Plan to such extent as the Committee may deem appropriate in order to conform, in whole or part, to the provisions of the awards in substitution for which they are granted. Such substitute Awards shall not be counted toward the Share limit imposed by Section 5.3, except to the extent the Committee determines that counting such Awards is required in order for Awards granted hereunder to be eligible to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code.
16.Stockholder Approval. The Plan, and any amendments hereto requiring stockholder approval pursuant to Section 14 are subject to approval by vote of the stockholders of the Company at the next annual or special meeting of stockholders following adoption by the Board. If the adoption of the Plan is not so approved by the Company's stockholders, any Awards granted under the Plan shall be cancelled and void ab initio immediately following such next annual or special meeting of stockholders.
17.Withholding. The Company's obligation to issue or deliver Shares or pay any amount pursuant to the terms of any Award granted hereunder shall be subject to satisfaction of applicable federal, state, local, and foreign tax withholding requirements. To the extent authorized by the Committee, and in accordance with such rules as the Committee may prescribe, a Participant may satisfy any withholding tax requirements by one or any combination of the following means: (a) tendering a cash payment, (b) authorizing the Company to withhold Shares otherwise issuable to the Participant, or (c) delivering to the Company already-owned and unencumbered Shares.
18.Term of Plan. Unless sooner terminated by the Board pursuant to Section 14, the Plan shall terminate on the date that is ten years after the earlier of the date that the Plan is adopted by the Board or approved by the Company's stockholders, and no Awards may be granted or awarded after such date. The termination of the Plan shall not affect the validity of any Award outstanding on the date of termination.
19.Indemnification of Committee. In addition to such other rights of indemnification as they may have as members of the Board or Committee, the Company shall indemnify members of the Committee against all reasonable expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Company.
20.General Provisions.
20.1The establishment of the Plan shall not confer upon any Eligible Person any legal or equitable right against the Company, any Affiliate or the Committee, except as expressly provided in the Plan. Participation in the Plan shall not give an Eligible Person any right to be retained in the service of the Company or any Affiliate.
20.2Neither the adoption of the Plan nor its submission to the Company's stockholders shall be taken to impose any limitations on the powers of the Company or its Affiliates to issue, grant or assume options, warrants, rights, restricted stock or other awards otherwise than under the Plan, or to adopt other stock option, restricted stock, or other plans, or to impose any requirement of stockholder approval upon the same.
20.3The interests of any Eligible Person under the Plan and/or any Award granted hereunder are not subject to the claims of creditors and may not, in any way, be transferred, assigned, alienated or encumbered except to the extent provided in an Agreement.
20.4The Plan shall be governed, construed and administered in accordance with the laws of the State of North Carolina without giving effect to the conflict of laws principles.
20.5The Committee may require each person acquiring Shares pursuant to Awards granted hereunder to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to distribution thereof. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for Shares issued pursuant to the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or interdealer quotation system upon which the Common Stock is then quoted, and any applicable federal or state securities laws. The Committee may place a legend or legends on any such certificates to make appropriate reference to such restrictions.
20.6The Company shall not be required to issue any certificate or certificates for Shares with respect to Awards granted under the Plan, or record any person as a holder of record of Shares, without obtaining, to the complete satisfaction of the Committee, the approval of all regulatory bodies the Committee deems necessary, and without complying to the Board's or Committee's complete satisfaction, with all rules and regulations under federal, state or local law the Committee deems applicable.
20.7To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of Shares, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange or automated dealer quotation system on which the Shares are traded. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of any fractional Shares or whether any fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.